                                                                     EXHIBIT 2.2

RICHARD M. PACHULSKI, ESQ., (State Bar #90073)
JAMES I. STANG, ESQ., (State Bar #94435)
BRAD R. GODSHALL, ESQ., (State Bar #105438)
DEBRA GRASSGREEN, ESQ., (State Bar #169978)
IAIN A.W. NASATIR, ESQ., (State Bar #148977)
RACHELLE VISCONTE, ESQ., (State Bar #182158)
PACHULSKI, STANG, ZIEHL & YOUNG P.C.
10100 Santa Monica Boulevard, Suite 1100
Los Angeles, California 90067
Telephone:  (310) 277-6910

Attorneys for Debtor and Debtor-in-Possession

SCOTT McNUTT (State Bar #104696)
REBECCA LITTENEKER (State Bar #111744)
SEVERSON & WERSON
1 Embarcadero Center, 25th Floor
San Francisco, CA  94111
Telephone:  (415) 398-3344

Special Counsel for Debtor and Debtor-in-Possession

                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

In re:

SIZZLER RESTAURANTS INTERNATIONAL, INC., SIZZLER INTERNATIONAL, INC., COLLINS PROPERTIES, INC., TENLY ENTERPRISES, INC., and BUFFALO RANCH STEAKHOUSES, INC.,

            Debtors.
_____________________________

   __ Affects all Debtors

   XX Affects SRI Only
   --
   __ Affects SII Only

   __ Affects Collins Only

   __ Affects Tenly Only

   __ Affects Buffalo Ranch Only

_____________________________

Case No. SV 96-16075-AG

(Jointly administered with:
Case Nos:  SV 96 -16076-AG
      SV 96 -16077-AG
      SV 96 -16078-AG
      SV 96 -16079-AG)

Chapter 11 cases

SIZZLER RESTAURANTS INTERNATIONAL, INC.'S SECOND AMENDED PLAN OF REORGANIZATION, AS MODIFIED

Disclosure Statement Hearing:
----------------------------

Date:  April 29, 1997
Time:  9:00 a.m.
Place: Courtroom "302"
       21041 Burbank Blvd.
       Woodland Hills, CA 91367

Confirmation Hearing:
--------------------

Date:  June 2, 1997
Time:  9:00 a.m.
Place: Courtroom "302"
       21041 Burbank Blvd.
       Woodland Hills, CA 91367

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I - DEFINITIONS...............................................................    1
     A.   Definitions.................................................................    1
     B.   Rules of Interpretation, Computation of Time and Governing Law. ............   22
          1.   Rules of Interpretation................................................   22
          2.   Computation of Time....................................................   23
          3.   Governing Law..........................................................   23

ARTICLE II - ADMINISTRATIVE AND TAX CLAIMS............................................   24
     A.   Treatment of Administrative and Tax Claims..................................   24
          1.   Bar Date for Administrative Tax Claims.................................   24
          2.   Bar Date for All Other Administrative Claims...........................   24
          3.   Payment of Administrative Claims, Administrative Tax Claims
                and Priority Tax Claims...............................................   25
          4.   Statutory Fees.........................................................   26

ARTICLE III - CLASSIFICATION OF CLAIMS AND INTERESTS AND IDENTIFICATION OF
              IMPAIRED CLASSES OF CLAIMS AND INTERESTS................................   26

     A.   Nature of Class Designations................................................   26
     B.   Class Overview..............................................................   27
          1.   Priority Non-Tax Claims................................................   27
          2.   Secured Tax Claims.....................................................   27
          3.   Secured Non-Tax Claims.................................................   27
          4.   General Unsecured Claims...............................................   28
          5.   Damage Claims..........................................................   28
          6.   Affiliate Claims.......................................................   28
          7.   McAthco Claims.........................................................   28
          8.   Small Unsecured Claims.................................................   28
          9.   Workers' Compensation Claims...........................................   28
          10.  Nichols Claims.........................................................   29
          11.  Johnson Claim..........................................................   29
          12.  Equity.................................................................   29

ARTICLE IV - DESIGNATION AND TREATMENT OF CLASSES OF CLAIMS...........................   29
     A.   Treatment of Allowed Miscellaneous Secured Claims:
          Classes 2(a)(1) through 2(a)(7).............................................   29
          1.   Class 2(a) Subclasses..................................................   29
          2.   Treatment of Class 2(a) Claims.........................................   29
          3.   Treatment of Class 2(b)(1) Claim.......................................   29
          4.   Treatment of Class 2(b)(2).............................................   30
          5.   Treatment of Class 2(b)(3).............................................   31
          6.   Treatment of Class 2(b)(4).............................................   31
          7.   Treatment of Class 2(b)(5).............................................   32
          8.   Treatment of Class 2(b) Miscellaneous Secured Claims...................   33
     B.   Treatment of Unsecured Claims...............................................   33
          1.   Class 1 - Priority Non-Tax Claims......................................   33
          2.   Class 3 - General Unsecured Claims.....................................   34
          3.   Class 4 - Damage Claims................................................   34
          4.   Class 5 - Affiliate Claims.............................................   35
          5.   Class 6 - McAthco Claims...............................................   35

          6.   Class 7 - Small Unsecured Claims.......................................   35
          7.   Class 8 - Workers' Compensation Claims.................................   36
          8.   Class 9 - Nichols Claims...............................................   36
          9.   Class 10 - Johnson Claim...............................................   36
     C.   Treatment of Equity - Class 11..............................................   37

ARTICLE V - THE CREDITOR TRUST........................................................   37
     A.   Creditor Trust Payments.....................................................   37
     B.   Creditor Trust Establishment, Administration, Termination and
           Creditor Trustee Duties....................................................   41
     C.   Administration, Termination and Disputed Claims Reserve Escrow
          Agent Duties Disputed Claims Escrow Account Establishment,..................   44
     D.   Indemnification of Creditor Trustee and Disputed
           Claims Reserve Escrow Agent/Expenses Upon Default..........................   49

ARTICLE VI - TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES....................   50
     A.   Assumption..................................................................   50
     B.   Rejection...................................................................   53
     C.   Claims Arising From Rejection of Contracts..................................   53
     D.   Special Provisions Concerning Franchisees...................................   54

ARTICLE VII - MEANS FOR IMPLEMENTATION OF PLAN........................................   56
     A.   Effective Date Transactions.................................................   56
          1.   Incorporation of Sizzler USA Holdings and Sizzler USA and Sizzler
               International Marks....................................................   56
          2.   Transfer of Interest in the Debtor.....................................   56
          3.   Assignment of Other Properties/Execution of Intercompany Leases........   56
          4.   Assignment of International Licensing Assets to Sizzler
               International Marks....................................................   57
          5.   Creation of Creditor Trust/Transfer of Debt, Designated
               Properties and Trust Cash..............................................   57
          6.   Execution and Delivery of Other Plan Agreements........................   57
          7.   International Licensing Assets Payment.................................   57
          8.   Creditor Trust Expense Contribution....................................   57
          9.   Collateral Assignment of Franchisee Note Payments......................   57
          10.  Assignment of SII Executory Contracts..................................   57
          11.  Corporate Governance...................................................   57
          12.  Continuation of Retiree Benefits.......................................   58
     B.   Global Interestate Settlement...............................................   58
     C.   Distributions and Plan Funding..............................................   58
          1.   Sources of Plan Funding................................................   58
          2.   The ADR................................................................   59
          3.   Rounding of Amounts....................................................   59
          4.   Name and Address of Holder.............................................   59
          5.   Unclaimed Property.....................................................   60
          6.   De Minimis Distributions/Return of Undistributed Funds.................   60
     D.   Services by and Fees for Professionals......................................   60
          1.   Services by Professionals and Certain Parties after the Effective Date.   60
          2.   Fees for Professionals and Certain Parties.............................   61

     E.   Creditor Trust Beneficiary Representatives..................................   62
     F.   Litigation..................................................................   63

ARTICLE VIII - MODIFICATION...........................................................   64

ARTICLE IX - EFFECT OF CONFIRMATION...................................................   64
     A.   Binding Effect of Confirmation..............................................   64
     B.   Vesting of Assets Free and Clear of Liens, Claims and Interests.............   64
     C.   No Limitations on Effect of Confirmation....................................   66
     D.   Continuation of ADR - Permanent Injunction for Damage Claims................   66
     E.   Discharge of Claims and Termination of Interests............................   66
     F.   Judicial Determination of Discharge.........................................   67
     G.   Injunction..................................................................   67
     H.   Good Faith..................................................................   68
     I.   Special Tax Provisions......................................................   69

ARTICLE X - CONDITIONS TO EFFECTIVE DATE..............................................   69

ARTICLE XI - SUCCESSORS AND ASSIGNS...................................................   71

ARTICLE XII - RETENTION OF JURISDICTION...............................................   71

ARTICLE XIII - MISCELLANEOUS..........................................................   72
     A.   Severability................................................................   72
     B.   Further Assurances..........................................................   72
     C.   Withdrawal or Revocation of the Plan........................................   73
     D.   Headings....................................................................   73
     E.   Successors and Assigns......................................................   73
     F.   Restriction on Dividends....................................................   73
     G.   Statutory Fees..............................................................   73

ARTICLE XIV - CONFIRMATION REQUEST....................................................   74

Exhibits:

  A.   Creditor Trust Agreement
  B.   Form of Sizzler USA Trust Deed
  C.   Form of Security Agreement
  D.   Form of Creditor Trust Note
  E.   List of Sizzler USA Assigned Leases
  F.   List of Designated Properties
  G.   Form of Subsidiary Guarantee
  H.   Sizzler USA Holdings Guarantee
  I.   Form of Intercompany Lease
  J.   Sizzler USA Holdings Pledge Agreement
  K.   Form of SII Stock Pledge
  L.   List of Holders of Secured Tax Claims
  M.   Form Model Franchise Agreement
  N. List of International Licensing Assets (Including International Licensing Executory Contracts)
  O.   List of Other Properties
  P.   List of Assumed Executory Contracts
  Q.   List of Collins Real Estate
  R.   Form of SII Non-Recourse Guaranty
  S.   List of SII Assigned Contracts
  T.   Franchise Letter of Intent
  U.   Disputed Claims Reserve Escrow Agreement
  V.   Model Royalty Relief/Release Agreement
  W.   Model Franchisee Note
  X.   Sizzler USA Payment Guarantee

  Sizzler Restaurants International, Inc., a Delaware corporation, debtor and debtor in possession herein, hereby proposes the following second amended plan of reorganization ("Plan") pursuant to Bankruptcy Code (S) 1121.

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------
A.     DEFINITIONS.
       -----------
  The following definitions will apply with respect to this Plan and the Disclosure Statement, as those terms are defined below.

  1.   "ADMINISTRATIVE AND PRIORITY CLAIMS RESERVE".  An account or accounts to
        ------------------------------------------
hold payment set aside for the Disputed Administrative and priority Claims and projected and actual Administrative Claims which have not been Allowed by the Bankruptcy Court.

  2.   "ADMINISTRATIVE CLAIM".  A Claim for payment of an administrative expense
        --------------------
of a kind specified in Bankruptcy Code (S) 503(b) and referred to in Bankruptcy Code (S) 507(a)(1), including, without limitation, the actual, necessary costs and expenses of preserving the estate and operating the business of the Debtor, including wages, salaries, and commissions for services rendered after the commencement of the Case, obligations for goods and services procured after the commencement of the Case, compensation for legal and other professional services and reimbursement of expenses awarded under Bankruptcy Code (S)(S) 328, 330(a) and 331 and all fees and charges assessed against the Estate under Chapter 123 of title 28 of the United States Code.

  3.   "ADMINISTRATIVE TAX CLAIM".  An Unsecured Claim by a governmental unit
        ------------------------
for taxes (and for interest or penalties related to such taxes) for any tax year or period, all or a portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date.

  4.   "ADR". The Alternative Dispute Resolution Procedure which will be
        ---
implemented prior to the Effective Date for the liquidation of Damage Claims. The ADR will provide an orderly mechanism for the settlement, mediation or arbitration of Damage Claims and, in some instances, the payment of Damage Claims from Coverage without further order of the Bankruptcy Court.

  5.   "AFFILIATE". The Affiliated Debtors and all other direct or indirect
        ---------
wholly or partially owned subsidiaries of SII.

  6.   "AFFILIATE CLAIM".  Any Claim held by an Affiliate against the Debtor.
        ---------------

  7.   "AFFILIATED DEBTORS".  The Debtor, together with Buffalo Ranch, SII,
        ------------------
Collins and Tenly, all of which are debtors in related chapter 11 cases.

  8.   "ALLOWED".  When used in respect of a Claim or Interest or group of
        -------
Claims or Interests, means --

       (a) if no proof of Claim or Interest has been timely filed, such amount of the Claim or Interest, or group of Claims or Interests which has been scheduled by the Debtor as liquidated in amount and not disputed or contingent and as to which no party in interest has filed an objection within the time required under this Plan, or otherwise fixed by the Bankruptcy Court, and which Claim or Interest is not disallowed under Bankruptcy Code (S)(S) 502(d) or (e); or

       (b) if a proof of Claim or Interest has been filed by the Claims Bar Date, or is deemed timely filed by the Bankruptcy

Court, such amount of the Claim or Interest, or group of Claims or Interests, as to which any party in interest has not filed an objection within the time required under this Plan or otherwise fixed by the Bankruptcy Court and which Claim or Interest is not disallowed under Bankruptcy Code (S)(S) 502(d) or (e); or

       (c) such amount of the Claim or Interest or group of Claims or Interests, which is allowed by a Final Order of the Bankruptcy Court; or

       (d) such amount of the Claim or Interest or group of Claims or Interests, which is allowed under this Plan.

  9.   "ALLOWED CLAIM".  A Claim which is Allowed.
        -------------

  10.  "ALLOWED CLASS ... CLAIM".  An Allowed Claim in the particular class
        -----------------------
described.

  11.  "ARCHER CLAIM".  The Disputed Secured Claim of Arnetta Archer, in an
        ------------
amount as ultimately determined by the Bankruptcy Court.

  12.  "ASSETS".  All assets of the Estate including "property of the estate" as
        ------
described in Bankruptcy Code (S) 541.

  13.  "ASSUMED EXECUTORY CONTRACTS".  Those executory contracts to be assumed
        ---------------------------
on the Effective Date as identified on Exhibit "O" hereto.

  14.  "AVOIDANCE ACTIONS".  All avoiding powers, and all rights and remedies
        -----------------
under, relating to, or similar to Bankruptcy Code (S)(S) 544, 545, 547, 548, 549, 551, or any fraudulent conveyance, fraudulent transfer or preference laws.

  15.  "BANKRUPTCY CODE".  The Bankruptcy Code, as codified in title 11 of the
        ---------------
United States Code, 11 U.S.C. (S) 101 et seq., including all amendments thereto, to the extent such amendments are applicable to the Case.

  16.  "BANKRUPTCY COURT".  The United States Bankruptcy Court for the Central
        ----------------
District of California.

  17.  "BANKRUPTCY RULES".  The Federal Rules of Bankruptcy Procedure, as now in
        ----------------
effect or hereafter amended and applicable to the Case.

  18.  "BENEFICIAL INTEREST".  An interest in the Creditor Trust entitling the
        -------------------
Holder of an Allowed Class 3 Claim and the Disputed Claims Reserve Escrow Account, to the extent it holds interests in the Creditor Trust, to satisfy the Disputed Class 3 Claims, to receive its Pro Rata share of (i) the Creditor Trust Payments; (ii) interest earned on Cash held in the Creditor Trust (including, without limitation, Cash generated from the receipt of Franchisee Note Payments); (iii) any and all other Cash or other assets held by the Creditor Trust; less (iv) its Pro Rata share of Creditor Trust Excess Expenses.

  19.  "BUFFALO RANCH".  Buffalo Ranch Steakhouses, Inc., a California
        -------------
corporation, an Affiliate which is a debtor in a related chapter 11 case also filed on June 2, 1996.

  20.  "BUSINESS DAY".  Any day other than a Saturday, Sunday or a legal holiday
        ------------
(as set forth in Bankruptcy Rule 9006(a)).

  21.  "CASE".  The case under chapter 11 of the Bankruptcy Code commenced by
        ----
the Debtor on June 2, 1996, pending in the Bankruptcy Court and bearing Case No. SV 96-16075-AG.

  22.  "CASH".  Cash or cash equivalents including, but not limited to, bank
        ----
deposits, checks or other similar items.

  23.  "CFI ACCOUNTING AFFILIATES".  CFI Pty and all other Affiliates as of or
        -------------------------
after the Effective Date which are to be consolidated into CFI Pty for accounting purposes pursuant to GAAP, including, without limitation, the following corporations: Sizzler International Marks, Inc., Collins International, Inc., Restaurant Concepts International, Inc., Sizzler Franchise Development, Collins Food Australia Pty Ltd, CFI Insurers, Ltd., Collins Finance & Management Pty, Ltd, Collins Property Development Pty Ltd, Gulliver's Australia Pty Ltd, Sizzler Australia Pty Ltd, Buffalo Ranch Australia Pty Ltd, Italian Oven Australia Pty Ltd, Restaurant Concepts Australia Pty Ltd, Sizzler New Zealand Limited, Sizzler Restaurant Services, Inc., Sizzler South Pacific Pty Ltd, Sizzler South East Asia Inc., Furnace Concepts International, Inc., and Furnace Concepts Australia Corp.

  24.  "CFI PTY".  Collins Food International, Pty Ltd., a Nevada corporation,
        --------
SII's wholly owned subsidiary and which wholly owns the Debtor.

  25.  "CLAIM".  (a) Any right to payment from the Debtor, whether or not such
        -----
right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

  26.  "CLAIMS BAR DATE".  The date by which a proof of a Claim or Interest was
        ---------------
or is required to be filed. This date was previously determined by the Bankruptcy Court for most Claims or Interests to be October 15, 1996, and October 22, 1996 for Claims
dated prior to October 15, 1996 and received by the Bankruptcy Court by October
                                ---
22, 1996, other than with respect to executory contracts or unexpired leases for which an order rejecting such contract or lease is entered after September 15, 1996, and certain tax Claims.

  27.  "CLASS".  A Class of Claims or Interests described in Article III of this
        -----
Plan.

  28.  "CLASS 3 GUARANTEED FULL PAYMENT".  Cash equal to (i) the full amount of
        -------------------------------
a Class 3 Allowed Claim plus, (ii) the Class 3 Interest on the unpaid portion of such Allowed Claim, minus (iii) a Pro Rata allocation of any Excess Creditor Trust Expenses; provided, however, that the Debtor shall receive credit for payments actually received by Class 3 Creditors prior to December 20, 1997 in accordance with Article V.A.(2) of the Plan.

  29.  "CLASS 3 INTEREST".  With respect to the unpaid portion of any Allowed
        ----------------
Class 3 Claim (a) the "reference rate" or "base rate" announced by Bank of America from time to time plus one percent (1%) from May 3, 1997 through May 2, 1998; (b) the "reference rate" or "base rate" announced by Bank of America from time to time plus two percent (2%) from May 3, 1998 through May 2, 2000, or if Bank of America fails to announce a "reference rate" or "base rate," the "reference rate" or "prime rate" as articulated by three of the money center banks as published in the Wall Street Journal from time to time; and (c) the "reference rate" or "base rate" plus three percent (3%) from May 3, 2000 through June 1, 2001.

  30.  "COLLINS".  Collins Properties, Inc., a Delaware corporation, an
        -------
Affiliate of the Debtor and a debtor in a related chapter 11 case also filed on June 2, 1996.

  31.  "COLLINS REAL ESTATE".  That real property owned or leased by Collins and
        -------------------
to be transferred to Sizzler USA on the Effective Date as identified on Exhibit "Q" hereto.

  32.  "COMMITTEE".  The Official Committee of Creditors Holding Unsecured
        ---------
Claims appointed in the Case by the U.S. Trustee pursuant to Bankruptcy Code (S) 1102.

  33.  "CONFIRMATION".  The entry of the Confirmation Order.
        ------------

  34.  "CONFIRMATION DATE".  The date upon which the Bankruptcy Court enters the
        -----------------
Confirmation Order.

  35.  "CONFIRMATION ORDER".  The order of the Bankruptcy Court confirming this
        ------------------
Plan pursuant to Bankruptcy Code (S) 1129.

  36.  "COVERAGE".  Any insurance coverage provided by an unrelated third-party
        --------
that is available for the payment of Damage Claims.

  37.  "CREDITOR".  The Holder of a Claim against the Debtor.
        --------

  38.  "CREDITOR TRUST".  The Sizzler Restaurants International, Inc. Creditor
        --------------
Trust created by the Creditor Trust Agreement for the benefit of the Holders of Class 3 Claims.

  39.  "CREDITOR TRUST AGREEMENT".  The agreement establishing the Creditor
        ------------------------
Trust approved by the Bankruptcy Court and substantially in the form of Exhibit "A" hereto.

  40.  "CREDITOR TRUST BENEFICIARY REPRESENTATIVES".  Three (3) members
        ------------------------------------------
(including one landlord representative) to be elected by the existing Committee, with, in the case of the landlord representative, the approval of the Landlord Subcommittee, appointed to represent the collective interests of holders of beneficial interests in the Creditor Trust.

  41.  "CREDITOR TRUST COLLATERAL".  Includes: (i) all real and personal
        -------------------------
property of SRI (including all rights of SRI to distributions or dividends as the Holder of an Allowed Claim or Interest in any Affiliated Debtor's bankruptcy cases) (made subject to a security interest in favor of the Creditor Trust under the SRI Security Agreement) other than the International Licensing Assets; (ii) all real and personal property of Sizzler USA (to be made subject to a security interest in favor of the Creditor Trust under the Sizzler USA Security Agreement); (iii) all real and personal property of Sizzler USA Holdings (to be made subject to a security interest in favor of the Creditor Trust under the Sizzler USA Holdings Security Agreement); (iv) all personal property of Sizzler USA Franchise (to be made subject to a security interest in favor of the Creditor Trust by the Sizzler USA Franchise Security Agreement); (v) the stock of the Debtor and Sizzler USA (to be made subject to the Sizzler USA Holdings Stock Pledge); and (v) the stock of Sizzler USA Holdings (to be subject to the SII Stock Pledge).

  42.  "CREDITOR TRUST EXCESS EXPENSES".  Expenses of the Creditor Trust in
        ------------------------------
excess of the Creditor Trust Expense Contribution and any interest earned on the Disputed Claims Reserve Escrow Account.

  43.  "CREDITOR TRUST EXPENSE CONTRIBUTION".  $240,000 payable by the Debtor to
        -----------------------------------
the Creditor Trust on the Effective Date to mitigate the Post-Effective Date expenses of the Creditor Trust and the Creditor Trust Beneficiary
Representatives.

  44.  "CREDITOR TRUST INTEREST".  All interest earned on all assets in the
        -----------------------
Creditor Trust pursuant to the Creditor Trust

Agreement.

  45.  "CREDITOR TRUST PAYMENTS".  All required distributions from the Debtor
        -----------------------
and Sizzler USA to the Creditor Trust under Article V hereunder.

  46.  "CREDITOR TRUST SECURED NOTE".   The secured note to be made by the
        ---------------------------
Debtor and guaranteed by Sizzler Holdings USA, Sizzler USA (on a non-recourse basis), Sizzler USA Franchise and SII (on a non-recourse basis) in favor of the Creditor Trustee reflecting certain of their obligations to the Creditor Trust under this Plan in the form of Exhibit "D" hereto to be secured by the Creditor Trust Collateral.

  47.  "CREDITOR TRUSTEE".  The trustee of the Creditor Trust, who shall
        ----------------
initially be Geoffrey L. Berman of Development Specialists, Inc.

  48.  "DAMAGE CLAIM".  A Claim for personal injury or property damage allegedly
        ------------
caused by the tortious acts of the Debtor, its agents or employees, other than uninsured Claims for property damage asserted by landlords or former landlords of the Debtor.

  49.  "DEBTOR OR SRI".  Sizzler Restaurants International, Inc., a Delaware
        -------------
corporation whether as debtor or as debtor in possession, prior to the commencement of the Case, during the pendency of the Case, or following the Effective Date as the case may be; provided however, that following the Effective Date the Debtor's legal name shall be changed to Sizzler USA Restaurants, Inc.

  50.  "DESIGNATED PROPERTIES".  Those owned parcels of real estate contemplated
        ---------------------
for sale by the Debtor or leases of real property in which the Debtor holds the tenant's or subtenant's interest and identified on Exhibit "F" hereto. Exhibit "F" shall be amended on the Effective Date (a) to delete any properties sold prior thereto and (b) to include any properties closed by the Debtor subsequent to January 27, 1997 and designated for sale.

  51.  "DISCLOSURE STATEMENT".  The "Amended Disclosure Statement in Support of
        --------------------
Sizzler Restaurants International, Inc.'s Second Amended Plan of Reorganization" filed by the Debtor in support of this Plan which has been approved by the Bankruptcy Court, and any and all amendments and exhibits to the Disclosure Statement. A copy of the Disclosure Statement is being distributed concurrently with this Plan to all Holders of Claims and Interests entitled to vote on this Plan.

  52.  "DISPUTED ADMINISTRATIVE CLAIMS".  Administrative Claims which are
        ------------------------------
disputed prior to the bar date set for objecting to Administrative Claims.

  53.  "DISPUTED CLAIM" OR "DISPUTED ... CLAIM".  A Claim in a particular Class
        --------------------------------------
as to which a proof of Claim has been filed or is deemed to have been filed under applicable law or an Administrative Claim, as to which an objection has been or is filed by the Committee, the Debtor, or any other party in interest in accordance with this Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, which objection has not been withdrawn or determined by a Final Order. Upon such time as a Disputed Claim is disallowed by a Final Order such Claim shall no longer be considered a Claim for any purpose under this Plan. Prior to the time that an objection has been or is filed, for the purposes of this Plan, a Claim or Interest may be considered a Disputed Claim to the extent that: (i) the amount of a Claim or Interest specified in a proof of claim exceeds the amount of any corresponding Claim scheduled by the Debtor in its Schedules; (ii) any corresponding Claim scheduled by the Debtor in its Schedules has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding Claim has been scheduled by the Debtor in its Schedules.

  54.  "DISPUTED CLAIMS RESERVE ESCROW ACCOUNT".  An account that holds the
        --------------------------------------
Beneficial Interests in the Creditor Trust that are set aside to satisfy the Disputed Class 3 Claims, in accordance and to the extent set forth in this Plan and the Disputed Claims Reserve Escrow Agreement.

  55.  "DISPUTED CLAIMS RESERVE ESCROW AGENT".  The escrow agent of the Disputed
        ------------------------------------
Claims Reserve Escrow Account, who shall initially be Geoffrey L. Berman of Development Specialists, Inc.

  56.  "DISPUTED CLAIMS RESERVE ESCROW AGREEMENT".  The Agreement establishing
        ----------------------------------------
the Disputed Claims Reserve Escrow Account substantially in the form of Exhibit "U" hereto.

  57.  "DISTRIBUTION".  Any transfer under this Plan or any Plan Agreement of
        ------------
Cash or other property or instruments to either a Holder of an Administrative Claim or a Holder of an Allowed Claim.

  58.  "DOMESTIC LICENSING ASSETS".  Those assets relating to the licensing of
        -------------------------
the "Sizzler" trademark that are not International Licensing Assets.

  59.  "EFFECTIVE DATE".  The date on which the earlier of the following (A) or
        --------------
(B) has occurred: (A) the first date on which both of the following have occurred (i) the Confirmation Order has become a Final Order and (ii) the conditions set forth in Article X of this Plan have been satisfied, or (B) the first date following the expiration of one hundred eighty (180) days after the Confirmation Order has become a Final Order; provided, however, that the Debtor may waive the requirement of finality, or may elect, in its sole and exclusive discretion, to shorten the period between Confirmation and the Effective Date, in which event the Effective Date will be the date specified in a written notice of the Effective Date, filed by the Debtor with the Bankruptcy Court and served upon the Committee or Creditor Trust Beneficiary Representatives, as applicable, all Creditors and parties in interest.

  60.  "EFFECTIVE DATE ADVERTISING FUND".  The amount of Cash not to exceed $1.5
        -------------------------------
million that the Debtor shall establish as an advertising and marketing fund for the benefit of Franchisees and designate in a writing filed with the Bankruptcy Court at least 10 days prior to the Confirmation Date. The Effective Date Advertising Fund shall be the lesser of $1.5 million or the total amount of obligations under Franchise Notes as of the Effective Date.

  61.  "ESTATE".  The estate in the Case created pursuant to Bankruptcy Code (S)
        ------
541(a).

  62.  "FINAL ORDER".  An order, decree or judgment of the Bankruptcy Court, the
        -----------
operation or effect of which has not been reversed, stayed, modified or amended, and as to which order, decree or judgment (or any revision, modification or amendment thereof), the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing has been taken or is pending.

  63.  "FRANCHISE AGREEMENT".  Any franchise or license
        -------------------
agreement to which the Debtor is a party providing for the operation of a restaurant or restaurants under the Sizzler trademark within Guatemala and the U.S.A. (including Guam and Puerto Rico) other than by an Affiliate.

  64.  "FRANCHISEE".  Any franchisee or licensee under any Franchise Agreement.
        ----------

  65.  "FRANCHISE COMMITTEE".  The Official Committee of Franchisees appointed
        -------------------
in the Case by the U.S. Trustee pursuant to Bankruptcy Code (S) 1102.

  66.  "FRANCHISE LETTER OF INTENT".  The letter of intent between the Debtor
        --------------------------
and the Franchise Committee dated February 28, 1997. A copy of the Franchise Letter of Intent is annexed hereto as Exhibit "T" and is incorporated herein by reference.

  67.  "FRANCHISEE NOTES".  The promissory notes evidencing the obligations to
        ----------------
make the Franchisee Note Payments. A copy of a model Franchisee Note is annexed hereto as Exhibit "W".

  68.  "FRANCHISEE NOTE PAYMENTS".  The contractual agreement of Qualified
        ------------------------
Franchisees evidenced by the Franchisee Notes to pay to the Debtor any arrearages which have accrued under their Franchise Agreements and other obligations owed to the Debtor or to any advertising or common fund administered by the Debtor between the Petition Date and January 31, 1997 in twelve (12) equal monthly installments commencing on the Effective Date, which shall be collaterally assigned to the Creditor Trust pursuant to Article IV of this Plan.

  69.  "GENERAL UNSECURED CLAIM".  Any unsecured Claim against the Debtor,
        -----------------------
however arising, e.g., from providing goods or services or from the rejection of
                 ----
an executory contract or an unexpired
lease, which is not an Administrative Claim, Parks Claim, Xerox Claim, Archer Claim, McNeely Claim, Robinson Family Trust Claim, Priority Tax Claim, Damage Claim, Priority Non-Tax Claim, McAthco Claim, Nichols Claim, Johnson Claim, Affiliate Claim or Secured Claim.

  70.  "GLOBAL INTERESTATE SETTLEMENT".  The settlement of certain Affiliate
        -----------------------------
Claims as described more fully in Section VII.B. hereof.

  71.  "GUARANTEES".  Collectively, the Subsidiary Guarantees, the Sizzler USA
        ----------
Holdings Guarantee, the Sizzler USA Guarantee and the Sizzler USA Franchise Guarantee.

  72.  "HOLDER".  The holder of a Claim against or Interest in the Debtor.
        ------

  73.  "INTERCOMPANY LEASE".  The lease or sublease of the Other Properties and
        ------------------
the Collins Real Estate from Sizzler USA to the Debtor in substantially the form of Exhibit "I" to this Plan.

  74.  "INTEREST".  A share in the Debtor, whether or not transferable or
        --------
denominated "stock," and any warrant or right to purchase, sell, or subscribe to such share.

  75.  "INTERNATIONAL LICENSING ASSETS".  Those Assets relating to the
        ------------------------------
international licensing of the "Sizzler" trademark, including the International Licensing Executory Contracts, all of which are identified on Exhibit "N" of this Plan.

  76.  "INTERNATIONAL LICENSING ASSETS PAYMENT".  The payment of $1,000,000 to
        --------------------------------------
the Creditor Trust by Sizzler International Marks and the transfer to Sizzler USA of the Collins Real Estate on the Effective Date in return for the International Licensing Assets.

  77.  "INTERNATIONAL LICENSING EXECUTORY CONTRACTS".  Those
        -------------------------------------------
executory contracts relating to the international licensing of the "Sizzler" trademark identified on Exhibit "N" of this Plan.

  78.  "JOHNSON CLAIM".  The claim held by Helen Johnson relating to a right to
        -------------
receive a percentage of the gross revenues generated by the Debtor's location in Thousand Oaks, California.

  79.  "LANDLORDS SUBCOMMITTEE".  The Official Subcommittee of Landlords
        ----------------------
appointed in the Case by the U.S. Trustee pursuant to Bankruptcy Code (S) 1102.

  80.  "LITIGATION".  Any and all claims, demands, rights, defenses, actions,
        ----------
causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of the Debtor or its Estate, including but not limited to (i) rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law, (ii) the right to object to Claims or Interests, (iii) claims pursuant to Bankruptcy Code (S)(S) 362, (iv) such claims and defenses as fraud, mistake, duress and usury and (v) all Avoidance Actions.

  81.  "LOCAL RULES".  The Local Bankruptcy Rules for the United States
        -----------
Bankruptcy Court for the Central District of California, as may be amended from time to time and which apply to the Case.

  82.  "MCATHCO CLAIMS".  Any Allowed Unsecured Claim against the Debtor
        --------------
originally owing to McAthco Enterprises and evidenced by a promissory note now in effect or hereafter amended.

  83.  "MCNEELY CLAIM".  The Disputed Secured Claim of Donna
        -------------

McNeely, in an amount as ultimately determined by the Bankruptcy Court.

  84.  "MODEL FRANCHISE AGREEMENT".  The form of Franchise Agreement between the
        -------------------------
Debtor and a Franchisee proposed by the Debtor to be entered into on or about the Effective Date in substantially the form of Exhibit "M" hereto.

  85.  "MODEL ROYALTY RELIEF/RELEASE AGREEMENT".  The form of royalty relief and
        --------------------------------------
release agreement between the Debtor and a Qualified Franchisee, delivered in accordance with the Franchise Letter of Intent. A copy of the Model Royalty Relief/Release Agreement is annexed hereto as Exhibit "V".

  86.  "NET PROCEEDS".  The proceeds of the sale of any property, including a
        ------------
Designated Property, less any applicable commissions, taxes of any kind, senior encumbrances or costs of sale.

  87.  "NICHOLS CLAIMS".  The Claims held by Gordon Nichols, Sue Nichols,
        --------------
Beverly James and the Estate of Herbert Rushing arising out of the Debtor's purchase of Store 1003.

  88.  "OTHER PROPERTIES".  Those properties identified on Exhibit "O" hereto,
        ----------------
which include the Sizzler USA Assigned Leases.

  89.  "PARKS BOND".  The appeal bond placed by the Debtor in favor of Gilbert
        ----------
and Nancy Parks.

  90.  "PARKS CLAIM".  The Disputed Secured Claim against the Debtor, the
        -----------
Holders of which are Gilbert and Nancy Parks.

  91.  "PERSON".  An individual, partnership, corporation, an association, a
        ------
joint stock company, a joint venture, an estate, a trust, an unincorporated organization, or any government or other political subdivision thereof or other entity.

  92.  "PETITION DATE".  June 2, 1996.
        -------------

  93.  "PLAN".  This Plan of Reorganization, including any amendments and
        ----
modifications to this Plan, as approved by Final Order of the Bankruptcy Court.

  94.  "PLAN AGREEMENT".  Any of the Exhibits hereto and any other agreement to
        --------------
be executed by any Person under this Plan.

  95.  "POLICIES".  The Debtor's insurance policies that provide Coverage for
        --------
acts that occurred or are alleged to have occurred prior to the Petition Date.

  96.  "PRIORITY NON-TAX CLAIM".  A Claim against the Debtor that is not a
        ----------------------
Secured Claim and is specified as having priority in Bankruptcy Code (S)(S) 507(a)(3), 507(a)(4), 507(a)(5), or 507(a)(6), respectively.

  97.  "PRIORITY TAX CLAIM".  A Claim entitled to priority under Bankruptcy Code
        ------------------
(S) 507(a)(8).

  98.  "PRO RATA".  With respect to a particular Class of Claims or Interests,
        --------
the ratio that the amount of a particular Allowed Claim or Allowed Interest in the Class bears to the total amount of Allowed Claims or Allowed Interests in the Class.

  99.  "QUALIFIED FRANCHISEE".  Any Franchisee that (a) is current on all
        --------------------
amounts owing to the Debtor or any advertising or common fund administered by the Debtor prior to the Petition Date and after January 31, 1997, (b) executes and delivers a note in form and substance satisfactory to the Debtor evidencing the delinquent Franchisee Note Payments arising between the Petition Date and January 31, 1997 under the terms of its Franchisee Agree ment and (c) waives all Claims which the Franchisee may have against any of the Affiliated Debtors, and consents to an assump-tion of the Franchise Contract without any cure payment.

  100. "ROBINSON FAMILY TRUST CLAIM".  The Allowed Secured Claim against the
        ---------------------------
Debtor held by the Robinson Family Trust.

  101. "SCHEDULES".  The Debtor's Schedules of Assets and Liabilities, filed on
        ---------
July 9, 1996, as amended from time to time thereafter.

  102. "SECURED CLAIM".  Any Claim that is secured by a lien on property in
        -------------
which the Estate has an interest or that is subject to setoff under Bankruptcy Code (S) 553, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code (S) 506(a).

  103. "SECURED NON-TAX CLAIM".  Any Secured Claim not owing to a taxing
        ---------------------
authority.

  104. "SECURED TAX CLAIM".  Any Secured Claim owing to a taxing authority.
        -----------------

  105. "SII".  Sizzler International, Inc., a Delaware corporation, an
        ---
Affiliate of the Debtor and a debtor in a related chapter 11 case also filed on June 2, 1996.

  106. "SII ASSIGNED CONTRACTS".  Those executory contracts identified on
        ----------------------
Exhibit "S" hereto, which list may be amended prior to Confirmation, to be assumed in the SII chapter 11 case and assigned to the Debtor.

  107. "SII NON-RECOURSE GUARANTY".  The non-recourse guaranty by SII of the
        -------------------------
obligations of the Debtor and Sizzler USA under the Plan secured by the stock of Sizzler USA Holdings, in the form of Exhibit "R" to this Plan.

  108. "SII STOCK PLEDGE".  The non-recourse pledge by SII of
        ----------------
all of the outstanding stock of Sizzler USA Holdings to secure the obligations of SII under the SII Non-Recourse Guaranty, in substan tially the form of Exhibit "K" to this Plan.

  109. "SIZZLER INTERNATIONAL MARKS".  Sizzler International Marks, Inc., a
        ---------------------------
Delaware corporation, to be formed pursuant to this Plan, the stock of which will be held by CFI Pty.

  110. "SIZZLER USA".  Sizzler USA Real Property, Inc., a Delaware corporation,
        -----------
to be formed pursuant to this Plan, the stock of which will be held by Sizzler USA Holdings.

  111. "SIZZLER USA ASSIGNED LEASES".  Those unexpired real property leases to
        ---------------------------
be assumed by the Debtor and assigned to Sizzler USA on the Effective Date as identified on Exhibit "E" hereto.

  112. "SIZZLER USA FRANCHISE".  Sizzler USA Franchise, Inc., a Delaware
        ---------------------
corporation, to be formed pursuant to this Plan, the stock of which will be held by Sizzler USA Holdings.

  113. "SIZZLER USA FRANCHISE GUARANTEE".  The nonrecourse guarantee of Sizzler
        -------------------------------
USA Franchise in the form of Exhibit "H" hereto.

  114. "SIZZLER USA FRANCHISE SECURITY AGREEMENT".  The security agreement
        ----------------------------------------
executed by Sizzler USA Franchise in favor of the Creditor Trustee and encumbering all personal property assets of Sizzler USA Franchise, in substantially the form of Exhibit "C" hereto.

  115. "SIZZLER USA GUARANTEE".  The nonrecourse guarantee of Sizzler USA,
        ---------------------
secured by the Sizzler USA Trust Deeds, in the form of Exhibit "X" hereto.

  116. "SIZZLER USA HOLDINGS".  Sizzler USA, Inc., a Delaware corporation, to be
        --------------------
formed pursuant to this Plan, the stock of which will be held by SII.

  117. "SIZZLER USA HOLDINGS GUARANTEE".  The guarantee of Sizzler USA
        ------------------------------
Holdings of the Debtor's obligations under this Plan and the Creditor Trust Note, in substantially the form of Exhib it "H" hereto.

  118. "SIZZLER USA HOLDINGS STOCK PLEDGE".  The agreement executed by Sizzler
        ---------------------------------
USA Holdings pledging all of the issued and outstanding stock of SRI, Sizzler Franchise USA and Sizzler USA to secure Sizzler USA Holdings' obligations under the Sizzler USA Holdings Guarantee, in substantially the form of Exhibit "J" hereto.

  119. "SIZZLER USA SECURITY AGREEMENT".  The security agreement executed by
        ------------------------------
Sizzler USA in favor of the Creditor Trustee and encumbering all personal property assets of Sizzler USA, in substantially the form of Exhibit "C" hereto.

  120. "SIZZLER USA TRUST DEEDS".  The first priority trust deeds (subject to
        -----------------------
the Secured Claims identified in this Plan) or mortgages executed by Sizzler USA in favor of the Creditor Trustee and encumbering the Other Properties except any leasehold interests pursuant to which there is a prohibition on encumbrances; provided, however, that the Debtor will use reasonable efforts to obtain consent to such encumbrances without incurring any expense, in substantially the form of Exhibit "B" hereto.

  121. "SMALL UNSECURED CLAIM".   Any Unsecured Claim against the Debtor,
        ---------------------
however arising, which is allowed or voluntarily reduced in the amount of $500 or less.

  122. "SRI AFFILIATES".  Collectively, SRI, Sizzler USA, Sizzler USA Holdings,
        --------------
Tenly and Buffalo Ranch and any other subsidiaries owned by SRI.

  123.  "SRI SECURITY AGREEMENT".  The security agreement executed by SRI in
         ----------------------
favor of the Creditor Trustee and encumbering all personal property assets of SRI, in substantially the form of Exhibit "C" hereto.

  124. "STOCK PLEDGES".  The Sizzler USA Holdings Stock Pledge and the SII Stock
        -------------
Pledge.

  125. "SUBSIDIARY GUARANTEES".   The guarantees of Buffalo Ranch and Tenly of
        ---------------------
the Debtor's and Sizzler USA's obligations under this Plan and the Creditor Trust Secured Note in the form of Exhibit "G" hereto.

  126. "TENLY".  Tenly Enterprises, Inc., a Pennsylvania corporation, an
        -----
Affiliate of the Debtor and a debtor in a related chapter 11 case also filed on June 2, 1996.

  127. "TRUST CASH".  All of the Debtor's Cash as of the Effective Date less
        ----------
the sum of all of the foregoing: (a) the amount necessary to satisfy all Allowed Administrative Claims, (b) Cash sufficient to make the Effective Date payments on Secured Claims, (c) Cash sufficient to make the Effective Date payments with respect to the McAthco Claims, Johnson Claim, Nichols Claims and Robinson Claims pursuant to Article IV of the Plan, (d) Cash sufficient to satisfy the cure obligations under Bankruptcy Code (S) 365 with respect to the assumption of the International Licensing Assets constituting executory contracts, the Assumed Executory Contracts, the Sizzler USA Assigned Leases, and any unexpired leases constituting Designated Properties on terms satisfactory to the Committee, and
(e) $3.0 million plus the lesser of (i) $1.5 million; or (ii) the principal amount of the Franchise Notes which are pledged to the Creditor Trust on or before the

Effective Date.

  128. "U.S. TRUSTEE".  The Office of the United States Trustee, or a
        ------------
representative thereof.

  129. "UNCLAIMED PROPERTY".  Any funds or property distributed to Creditors or
        ------------------
Holders of Interests (together with any interest earned thereon) which are unclaimed as of one hundred eighty (180) days after the Distribution. Unclaimed Property will include, without limitation, Cash, checks, and any other property which is to be distributed pursuant to this Plan which has been returned as undeliverable without a proper forwarding address, or which was not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

  130. "UNSECURED CLAIM".  Any Claim against the Debtor to the extent such Claim
        ---------------
is not a Secured Claim.

  131. "WORKERS' COMPENSATION CLAIMS".  Any Claim against the Debtor governed by
        ----------------------------
the Workers' Compensation laws of California or any other applicable jurisdiction.

  132. "XEROX CLAIM".  The Allowed Secured Claim against the Debtor held by
        -----------
Xerox Corporation.

B.   RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW.
     --------------------------------------------------------------

  1.   RULES OF INTERPRETATION.  For purposes of this Plan:  (a) whenever from
       -----------------------
the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such agreement or document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in this Plan to sections, articles and exhibits are references to sections, articles and exhibits of or to this Plan; (e) the words "herein" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of, or to affect, the interpretation of this Plan; (g) "after notice and a hearing," or a similar phrase has the meaning ascribed in Bankruptcy Code (S) 102; (h) "includes" and "including" are not limiting; (i) "may not" is prohibitive, and not permissive;
(j) "or" is not exclusive; and (k) U.S. Trustee includes a designee of the U.S. Trustee.

  2.   COMPUTATION OF TIME.  In computing any period of time prescribed or
       -------------------
allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

  3.   GOVERNING LAW.  Except to the extent that the Bankruptcy Code, Bankruptcy
       -------------
Rules or Local Rules are applicable, and subject to the provisions of any contract, note, deed of trust, security agreement, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan will be governed by, and construed and enforced in accordance with, the laws of the State of California without giving effect to the principles of conflict of laws thereof to the same extent that a valid and binding contract to be governed by, construed, and enforced in accordance with the laws of the State of California without giving effect to the principles of conflict of laws thereof would be so governed, construed, and enforced.

                                   ARTICLE II
                         ADMINISTRATIVE AND TAX CLAIMS
                         -----------------------------

A.     TREATMENT OF ADMINISTRATIVE AND TAX CLAIMS.
       ------------------------------------------
       Notwithstanding the following, the Holder of an Administrative Claim and the Debtor may agree to less favorable treatment of the Administrative Claim.

  1.   BAR DATE FOR ADMINISTRATIVE TAX CLAIMS.  All requests for payment of
       --------------------------------------
Administrative Tax Claims and for which no earlier bar date has been or is established outside of this Plan, such as may be established by requesting an expedited audit under Bankruptcy Code (S) 505, must be filed on or before the later of (i) sixty (60) days following the Effective Date; and (ii) sixty (60) days following the filing of any required tax return for such taxes for such year or period with the applicable governmental unit. Any Holder of any Administrative Tax Claim that is required to file a request for payment of such taxes and does not file such a request by the applicable bar date will be forever barred from asserting any such Administrative Tax Claim against the Debtor, whether any such Administrative Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date.

  2.   BAR DATE FOR ALL OTHER ADMINISTRATIVE CLAIMS.  Requests for payment of
       --------------------------------------------
Administrative Claims (other than Administrative Tax Claims and statutory fees as described below) must be filed and served on the Debtor, the Committee, and the U.S. Trustee no later than sixty (60) days after the Effective Date. Professionals or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code (S)(S) 327, 328, 330, 331, 503(b) and 1103 for services rendered prior to the Effective Date will file and serve on all parties entitled to notice thereof, an application for final allowance of compensation and reimbursement of expenses no later than ninety (90) days after the Effective Date. All such requests for payment of Administrative Claims and applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Bankruptcy Court. Holders of Administrative Claims (including, without limitation, professionals) requesting compensation or reimbursement of expenses that do not file such requests by the applicable bar date will be forever barred from asserting such claims against the Debtor, Estate, or its property. The Debtor shall have one hundred twenty
(120) days from the date an Administrative Claim is filed to bring an objection to such Claim.

  3.      PAYMENT OF ADMINISTRATIVE CLAIMS, ADMINISTRATIVE TAX CLAIMS AND
          ---------------------------------------------------------------
          PRIORITY TAX CLAIMS.
          -------------------

       a. Subject to the bar dates and other provisions set forth above, each Holder of an unpaid Administrative Claim or Administrative Tax Claim will receive Cash equal to the Allowed amount of such Claim, on the later of (i) the Effective Date, (ii) the date such Claim would be payable in the ordinary course of business, (iii) one hundred twenty (120) days from the date the Claim is filed, and (iv) if a timely objection is made, the date such Claim becomes an Allowed Claim.

       b. Allowed Priority Tax Claims shall be paid over a four year period, in eight semi-annual payments of principal, together with accrued interest thereon from the Effective Date.

Payments shall be made on October 1 and April 1 of each year following the Effective Date. Interest shall accrue on the unpaid principal amount of Allowed Priority Tax Claims at the rate of eight percent (8%) per annum after the Effective Date. No Priority Tax Claim shall include interest unmatured and accrued subsequent to the Petition Date and prior to the Effective Date unless ordered by the Bankruptcy Court prior to the Confirmation. The amount of each Priority Tax Claim may be prepaid, in whole or in part, at any time without penalty of any kind. If any such Claim is disputed or subject to Bankruptcy Court approval, the payment will be made on the first date on which there is a Final Order awarding such Claim.

  4.   STATUTORY FEES.  On or as soon as practicable after the Effective Date,
       --------------
all Holders of Administrative Claims for fees due and payable pursuant to (S) 1930 of title 28 of the United States Code, 28 U.S.C. (S) 1930, will receive Cash in the amount of such Administrative Claim. Post-confirmation fees due pursuant to 28 U.S.C. (S) 1930, if any, will be paid as and when due, until the Case is closed.

                                  ARTICLE III

                   CLASSIFICATION OF CLAIMS AND INTERESTS AND
                   ------------------------------------------
           IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND INTERESTS
           ----------------------------------------------------------

A.   NATURE OF CLASS DESIGNATIONS.
     ----------------------------

  The following is a designation of the Classes of Claims and Interests in the Debtor under this Plan. Administrative Claims, Administrative Tax Claims and Priority Tax Claims have not been classified and are excluded from the following Classes in accordance with Bankruptcy Code (S) 1123(a)(1). A Claim will be deemed classified in a particular Class only to the extent that the

Claim qualifies within the description of that Class and, unless otherwise provided in this Plan, will be deemed classified in a different Class to the extent that any remainder of the Claim qualifies within the description of such different Class. A Claim is classified in a particular Class only to the extent that the Claim is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date. Notwithstanding the following descriptions of the treatment of Claims and Classes, the Holder of a Claim which is not an Allowed Claim may not vote upon or receive a Distribution under this Plan in respect to such Claims or Interests.

B.   CLASS OVERVIEW.
     --------------
  This Plan contains the following Classes of Claims and Interests in the
Debtor:

  1.   PRIORITY NON-TAX CLAIMS.  Class 1:  Claims against the Debtor that are
       -----------------------
not Secured Claims and are specified as having priority in Bankruptcy Code
(S)(S) 507(a)(3), 507(a)(4), 507(a)(5), or 507(a)(6), respectively, referred to and defined as Priority Non-Tax Claims. These Claims are impaired under the Plan.

  2.   SECURED TAX CLAIMS.  Classes 2(a)(1) - 2(a)(29):  Secured Tax Claims, if
       ------------------
any, against the Debtor, with each Secured Tax Claim being deemed a separate subclass of Class 2(a). These Claims are impaired under the Plan. The Debtor believes the only Secured Tax Claims alleged against the Debtor are as set forth on Exhibit "L" to this Plan.

  3.   SECURED NON-TAX CLAIMS.  Classes 2(b)(1) - 2(b)(5):  Secured Non-Tax
       ----------------------
claims, if any, against the Debtor, with each Secured Non-Tax Claim being deemed a separate subclass of Class

2(b). The Xerox Claim is unimpaired under the Plan. Each other Secured Non-Tax Claim is impaired under the Plan. The Debtor believes that the only Secured Non-Tax Claims alleged against the Debtor are as follows:

                                           Approximate Alleged
                                           -------------------
Class        Claim                            Secured Claim
-----        -----                            -------------
2(b)(1)      Parks Claim                        $225,000

2(b)(2)      Robinson Family Trust Claim        $566,000

2(b)(3)      Xerox Claim                        $ 25,000

2(b)(4)      Archer Claim                       $ 33,000

2(b)(5)      McNeely Claim                      $ 30,000

     4.   GENERAL UNSECURED CLAIMS.  Class 3:  All General Unsecured Claims
          ------------------------
against the Debtor that are not included in any other Class. These Claims are impaired under the Plan.

     5.   DAMAGE CLAIMS.  Class 4:    All Damage Claims but only to the extent
          -------------
that such Claims are to be paid from the Coverage. To the extent that all or a portion of a Damage Claim is not covered by the Policies, then such uncovered portion of the Damage Claim will be treated as a Class 3 Claim. These Claims are impaired under the Plan.

     6.   AFFILIATE CLAIMS.  Class 5:  These Claims are impaired under the Plan.
          ----------------

     7.   McATHCO CLAIMS.  Class 6:  These Claims are unimpaired under the Plan.
          --------------

     8.   SMALL UNSECURED CLAIMS.  Class 7:  These Claims are impaired under the
          ----------------------
Plan.

     9.   WORKERS' COMPENSATION CLAIMS.  Class 8:  These Claims are unimpaired
          ----------------------------
under the Plan.

     10.  NICHOLS CLAIMS.  Class 9:  These Claims are unimpaired under the Plan.
          --------------

     11.  JOHNSON CLAIM.  Class 10:  This Claim is unimpaired under the Plan.
          -------------

     12.  EQUITY.  Class 11:  The Interest of CFI Pty in the Debtor is
          ------
unimpaired under the Plan but is to be made subject to the SII Stock Pledge.

                                   ARTICLE IV

                 DESIGNATION AND TREATMENT OF CLASSES OF CLAIMS
                 ----------------------------------------------

A.   Treatment of Allowed Miscellaneous Secured Claims:  Classes 2(a)(1) through
     ---------------------------------------------------------------------------
     2(a)(7).
     -------

     1.   CLASS 2(a) SUBCLASSES.  Each Allowed Class 2(a) Claim will be in its
          ---------------------
own subclass. Each such Claim in this Class will be treated as being in a separate Class for voting and confirmation purposes.

     2.   TREATMENT OF CLASS 2(a) CLAIMS.  Each Allowed Class 2(a) Claim will be
          ------------------------------
paid in full over a six year period from the assessment of the tax that supports such Claim, in twelve semi-annual payments of principal, together with accrued interest thereon. Payments shall be made on October 1 and April 1 of each year following the Effective Date. Interest shall accrue on the unpaid principal amount of Allowed Class 2(a) Claims at the rate of eight percent (8%) per annum after the Effective Date. The existing lien of the Holder of each Class 2(a) Claim shall be retained following the Effective Date. The amount of each Allowed Class 2(a) Claim may be prepaid, in whole or in part, at any time without penalty of any kind.

     3.   TREATMENT OF CLASS 2(b)(1) CLAIM.  Class 2(b)(1) consists
          --------------------------------
of the Parks Claim.  The Parks Claim shall be satisfied as follows:

          (a) If the Parks Claim becomes an Allowed Claim, it will be paid first from third party sources, including any applicable Coverage from which the Holder of the Parks Claim may be entitled to recover all or part of the Parks Claim.

          (b) The Debtor shall maintain the Parks Bond until and unless the judgment underlying the Parks Claim is reversed on appeal. If the Parks Claim becomes an Allowed Claim, and if Coverage is inadequate to satisfy the Parks Claim, the Parks Claim shall then be satisfied from the proceeds of the Parks Bond.

          (c) To the extent that the Parks Claim remains unsatisfied notwithstanding provisions (a) and (b) above, the Parks Claim shall then be treated as a Class 3 General Unsecured Claim.

          (d) All existing involuntary liens securing the Parks Claim shall be deemed released on the Effective Date of this Plan.

          (e) The Parks Claim shall be liquidated in a court of competent jurisdiction which is not the Bankruptcy Court.

          (f) The Parks Claim shall accrue interest in accordance with Florida law, which interest shall be payable from the Coverage.

     4.   TREATMENT OF CLASS 2(b)(2).  Class 2(b)(2) consists of the Robinson
          --------------------------
Family Trust Claim. The Robinson Family Trust Claim is based on a Contract of Sale dated as of September 30, 1990 by and between Reginald L. Robinson and Patricia Robinson, on the one hand, and the Debtor, on the other hand. The Robinson Family Trust Claim shall be paid in accordance with the Contract of Sale with the following modifications:

          (a) All current amounts in default under the Contract of

Sale shall be cured on the Effective Date; and

          (b) The Contract of Sale is deemed novated to replace the Debtor as "Buyer" thereunder with Sizzler USA.

     5.   TREATMENT OF CLASS 2(b)(3).  Class 2(b)(3) consists of the Xerox
          --------------------------
Claim. The Xerox Claim is unimpaired under the Plan. On the later of Effective Date or when a Final Order is entered determining the amount of the default, the Debtor shall cure any defaults that occurred before or after the commencement of this Bankruptcy Case under the agreements establishing the Xerox Claim and shall compensate the Holder of the Xerox Claim for any damages incurred as a result of any reasonable reliance by such Holder on any contractual provision or under applicable law. Upon such cure, the original maturity of the Xerox Claim shall be reinstated as such maturity existed before any default by the Debtor with respect to the Xerox Claim. Except as so provided above, the Plan leaves unaltered the legal, equitable and contractual rights to which the Xerox Claim entitles the Holder of such Claim.

     6.   TREATMENT OF CLASS 2(b)(4).  Class 2(b)(4) consists of the Archer
          --------------------------
Secured Claim. The Archer Secured Claim is impaired under the Plan. The Archer Claim shall be satisfied as follows:

          (a) The Archer Claim will be subjected to the ADR process, either prior to or after the Effective Date which is designed to produce a settlement with respect to such Claim. If unsuccessful, Archer may seek relief from the Bankruptcy Court to pursue her claim in an appropriate non-bankruptcy forum.

          (b) If the Archer Claim becomes an Allowed Claim, it will be paid first from third party sources, including any applicable Coverage from which the Holder of the Archer Claim may be entitled to recover all or part of the Archer Claim.

          (c) To the extent that the Archer Claim remains unsatisfied notwithstanding provision (b) above, the Archer Claim shall then be treated as a Class 3 General Unsecured Claim.

          (d) All existing involuntary liens securing the Archer Claim shall be deemed released on the Effective Date of this Plan.

          (e) The Archer Claim shall accrue interest in accordance with applicable law payable from the Coverage.

     7.   TREATMENT OF CLASS 2(b)(5).  Class 2(b)(5) consists of the McNeely
          --------------------------
Secured Claim. The McNeely Secured Claim is impaired under the Plan. The McNeely Claim shall be satisfied as follows:

          (a) The McNeely Claim will be subjected to the ADR process, either prior to or after the Effective Date which is designed to produce a settlement with respect to such Claim. If unsuccessful, McNeely may seek relief from the Bankruptcy Court to pursue her claim in an appropriate non-bankruptcy forum.

          (b) If the McNeely Claim becomes an Allowed Claim, it will be paid first from third party sources, including any applicable Coverage from which the Holder of the McNeely Claim may be entitled to recover all or part of the McNeely Claim.

          (c) To the extent that the McNeely Claim remains unsatisfied notwithstanding provision (b) above, the McNeely Claim shall then be treated as a Class 3 General Unsecured Claim.

          (d) All existing involuntary liens securing the McNeely Claim shall be deemed released on the Effective Date of this Plan.

          (e) The McNeely Claim shall accrue interest in accordance with applicable law payable from the Coverage.

     8.  TREATMENT OF CLASS 2(b) MISCELLANEOUS SECURED CLAIMS.  Each Allowed
         ----------------------------------------------------
Class 2 Miscellaneous Secured Claim will be in its own subclass and will be treated as being in a separate class for voting and Confirmation purposes. To the extent that there are miscellaneous Secured Claims that are not specifically identified, such Claims will receive the following treatment:

          a.   PRESENT FULL PAYMENT.  Each Holder of an Allowed Class 2 Claim
               --------------------
will receive Cash in the amount of its Allowed Claim. For payment of the Class 2 Claim, (i) if the Claim is Allowed, the payment will be made by the Debtor on the Effective Date and (ii) if the Claim is a Disputed Claim, the Holder will retain its liens securing its Secured Claim pending payment and payment will be made by the Debtor on the first date on which there is a Final Order providing that such Claim is Allowed; provided, however, that the Debtor will be free to sell the collateral securing such Claim pursuant to Bankruptcy Code (S) 363 or other applicable law.

          b.   ABANDONMENT OF COLLATERAL.  Each Holder of an Allowed Class 2
               -------------------------
Claim will receive its collateral in full satisfaction of its Class 2 Claim no later than ten (10) Business Days after the Debtor elects application of this treatment for such Claim in the manner set forth above. Pending return of the collateral for the Claim of such Holder, such Holder will retain its liens securing its Allowed Secured Claim.

B.   TREATMENT OF UNSECURED CLAIMS.
     -----------------------------

     1.   CLASS 1 - PRIORITY NON-TAX CLAIMS.  The Priority Non-Tax Claims are
          ---------------------------------
impaired under the Plan. Each Holder of a Priority Non-Tax Claim shall be paid in full by the Debtor or Sizzler USA on the later of the Effective Date or the date that is not more than thirty (30) days after the date on which an order allowing such Claim becomes a Final Order. No Priority Non-Tax Claim shall include interest unmatured as of the Petition Date.

     2.   CLASS 3 - GENERAL UNSECURED CLAIMS.  Unless the Holder and the Debtor
          ----------------------------------
agree to a less favorable treatment, each Holder of an Allowed Class 3 Claim will receive a Beneficial Interest in the Creditor Trust. Pursuant to this Plan, the Debtor is obligated to make the Creditor Trust Payments to the Creditor Trust. Each Holder of an Allowed Class 3 Claim will receive the Class 3 Guaranteed Full Payment from the Creditor Trust as part of its Beneficial Interest in the Creditor Trust provided, however, that the Disputed Claims Reserve Escrow Account will distribute to each Holder of a Disputed Class 3 Claim that becomes a Holder of an Allowed Class 3 Claim after the Effective Date the amount of monies or other property (including Beneficial Interests in the Creditor Trust) that the Disputed Claims Reserve Escrow Account has received from the Creditor Trust, less any taxes paid thereof, allocable to such Holder's Allowed Class 3 Claim. The Creditor Trust shall be established, funded and governed by the provisions of Article V of this Plan.

     3.   CLASS 4 - DAMAGE CLAIMS.
          -----------------------

          a.   LIQUIDATION.  Class 4 Damage Claims will be subjected to the ADR
               -----------
process, either prior to or after the Effective Date, which is designed to produce a settlement with respect to such Damage Claim. If the ADR does not produce a settlement, the Holder of a Damage Claim may seek relief from the Bankruptcy Court to pursue the Damage Claim in an appropriate non-bankruptcy forum.

          b.   PAYMENT.  In accordance with the ADR, if a Damage Claim becomes
               -------
an Allowed Claim, it will be paid first from third party sources, including any applicable Coverage from which Holders of Damage Claims may be entitled to recover all or part of the allowed amount of their Claims. To the extent that the Coverage ultimately proves insufficient, any deficiency will receive treatment as a Class 3 General Unsecured Claim.

     4.   CLASS 5 - AFFILIATE CLAIMS.  The Holders of Class 5 Claims shall
          --------------------------
receive no Distribution on account of the Affiliate Claims under the Plan.

     5.   CLASS 6 - McATHCO CLAIMS.  The McAthco Claims are unimpaired under the
          ------------------------
Plan. On the Effective Date, the Debtor shall cure any default that occurred before or after the commencement of this Bankruptcy Case under the instruments establishing the McAthco Claims and shall compensate the Holder of the McAthco Claims for any damages incurred as a result of any reasonable reliance by such Holder on any contractual provision or under applicable law. Upon such cure, the original maturity of the McAthco Claims shall be reinstated as such maturity existed before any default by the Debtor with respect to the McAthco Claims. Except as so provided above, the Plan leaves unaltered the legal, equitable and contractual rights to which the McAthco Claims entitle the Holder of such Claims.

     6.   CLASS 7 - SMALL UNSECURED CLAIMS.  The Small Unsecured Claims are
          --------------------------------
impaired under the Plan. Each Holder of a Small Unsecured Claim shall be paid in full by the Debtor or Sizzler USA on the later of the Effective Date or the date that is not more than thirty (30) days after the date on which an order allowing such Claim becomes a Final Order. No Small Unsecured Claim shall include interest unmatured as of the Petition Date.

     7.   CLASS 8 - WORKERS' COMPENSATION CLAIMS.  The Workers' Compensation
          --------------------------------------
Claims are unimpaired under the Plan. Each Holder of a Workers' Compensation Claim shall be entitled to all legal, equitable and contractual rights to which the Workers' Compensation Claim entitles the Holder of such Claim.

     8.   CLASS 9 - NICHOLS CLAIMS.  The Nichols Claims are unimpaired under the
          ------------------------
Plan. On the Effective Date, the Debtor shall cure any default that occurred before or after the commencement of this Bankruptcy Case under the instruments establishing the Nichols Claims and shall compensate the Holder of the Nichols Claims for any damages incurred as a result of any reasonable reliance by such Holder on any contractual provision or under applicable law. Upon such cure, the original maturity of the Nichols Claims shall be reinstated as such maturity existed before any default by the Debtor with respect to the Nichols Claims. Except as so provided above, the Plan leaves unaltered the legal, equitable and contractual rights to which the Nichols Claims entitle the Holder of such Claims.

     9.   CLASS 10 - JOHNSON CLAIM.  The Johnson Claim is unimpaired under the
          ------------------------
Plan. On the Effective Date, the Debtor shall cure any default that occurred before or after the commencement of this Bankruptcy Case under the instruments establishing the Johnson Claim and shall compensate the Holder of the Johnson Claim for any damages incurred as a result of any reasonable reliance by such Holder on any contractual provision or under applicable law. Upon such cure, the original maturity of the Johnson Claim shall be reinstated as such maturity existed before any default by the Debtor with respect to the Johnson Claim. Except as so provided above, the Plan leaves unaltered the legal, equitable and contractual rights to which the Johnson Claim entitle the Holder of such Claim.

C.   TREATMENT OF EQUITY - CLASS 11.
     ------------------------------

     CFI Pty retains its Interest under the Plan. Pursuant to Article VII hereof, however, on the Effective Date, that Interest will be assigned to Sizzler USA Holdings and will be subject to the SII Stock Pledge.

                                   ARTICLE V

                               THE CREDITOR TRUST
                               ------------------

     The primary vehicle for the payment of Class 3 General Unsecured Claims under this Plan is the creation and funding of the Creditor Trust. The Creditor Trust and the Creditor Trust Payments thereto shall be governed by the provisions of the Creditor Trust Agreement set forth below:

A.   CREDITOR TRUST PAYMENTS.
     -----------------------

     1. The following Creditor Trust Payments shall be made by the Debtor or certain of its Affiliates on the following dates in satisfaction of the Creditor Trust Secured Note which will be issued to the Creditor Trust on the Effective
Date:

          a.   on the Effective Date, the Trust Cash;
          b. on the Effective Date, title to those Designated Properties remaining unliquidated;
          c. If the Debtor elects to reduce the Trust Cash by any amount to create the Effective Date Advertising

               Fund, on the Effective Date, a collateral assignment of the Franchisee Notes to secure the amount, if any, of the Effective Date Advertising Fund.
          d. upon the sale of any Other Property, Cash equal to the Net Proceeds of the sale;
          e. amortization payments as set forth in Schedule A to the Creditor Trust Secured Note;
          f. on or before four (4) years after the Effective Date, the Debtor and Sizzler USA shall have made Creditor Trust Payments such that, when added to the (i) Franchisee Note Payments actually received by the Creditor Trust, (ii) that portion of the International Licensing Asset Payment received by the Creditor Trust, (iii) the Net Proceeds received by the Creditor Trust from the Designated Properties, and (iv) any proceeds received by the Creditor Trust from Avoidance Actions, the aggregate amount of Cash received into the Creditor Trust is not less than an amount sufficient to pay the Class 3 Guaranteed Full Payment in respect of all Allowed Class 3 Claims, and all Disputed Class 3 Claims, in the event such Claims ultimately become Allowed Claims.

     2. In making any of the calculations under Article V of this Plan, the Debtor or its Affiliates shall receive a credit of $1.06 for every $1.00 actually received by Creditors on or prior to December 20, 1997 from the following sources: (a) Creditor Trust Payments (including the amount of Net Proceeds ultimately received by the Trust from the disposition of Designated Properties); (b) the International Licensing Asset Payment; and (c) Franchisee Note Payments solely for the purpose of this paragraph. Creditors are deemed to have received payments sent by the Creditor Trustee within ten (10) days after the mailing of the payments by the Creditor Trustee, provided that the payment is not returned to the Creditor Trustee on account of an incorrect or expired address provided by the Debtor.

     3. If the Debtor elects to establish the Effective Date Advertising Fund and, consequently, the Franchisee Notes are collaterally assigned to the Creditor Trust, on the Effective Date, the Debtor shall instruct the Qualified Franchisees to make their Franchisee Note Payments to a specified post office box under the control of the Creditor Trustee. Until the collateral assignment of the Franchisee Notes is revoked (as set forth below), each and every maker of a Franchisee Note shall be required to make the payments to the Creditor Trust in the manner directed by the Creditor Trust from time to time in a written notice in accordance with such Franchisee Notes. Upon the negotiation of Franchisee Notes Payments by the Creditor Trust, such Franchisee Note Payments shall be treated in the same manner as a Creditor Trust Payment from the Debtor under this Plan. The foregoing "lock-box" arrangement shall terminate, and the Franchisee Notes shall be released from the collateral assignment and returned to the Debtor, upon such time as the Creditor Trust has received Franchise Note Payments equal to the amount of the Effective Date Advertising Fund.

     4. In the event of any default under a Franchisee Note while such Franchisee Notes have been collaterally assigned to the Creditor Trust, the Debtor shall initiate the termination process concerning the Franchise Agreement in question within thirty (30) days of receipt of a notice from the Creditor Trustee identifying such default. The Debtor shall be entitled to halt the termination process if such default is cured before the applicable Franchise Agreement is terminated.

     5. The Debtor or its Affiliates may prepay any of their required Creditor Trust Payments hereunder without penalty. In the event of the sale of any Other Property, all Net Proceeds received from such sale must be delivered as a Creditor Trust Payment.

     6. Solely for the purposes of this Article V, all calculations with respect to "Allowed Class 3 Claims" shall be deemed to mean the amount of such Allowed Class 3 Claims without regard to any Avoidance Actions brought by the Creditor Trust Beneficiary Representatives on behalf of the Creditor Trust or with respect to any recovery in such Litigation.

     7. The amount of "Allowed Class 3 Claims" for the purposes of calculating required Creditor Trust Payments under this Plan shall also exclude any unmatured interest or penalties on such Claims accruing subsequent to the Petition Date. A Beneficial Interest in the Creditor Trust shall entitle the Holder of an Allowed Class 3 Claim and the Disputed Claims Reserve Escrow Account, to the extent it holds Beneficial Interests in the Creditor Trust to satisfy the Disputed Class 3 Claims, to a maximum distribution of the Allowed amount of such Claim plus Class 3 Interest.

B.   CREDITOR TRUST ESTABLISHMENT, ADMINISTRATION, TERMINATION AND CREDITOR
     ----------------------------------------------------------------------
     TRUSTEE DUTIES.
     --------------

     1. The Creditor Trust shall be established on the Effective Date and administered by the Creditor Trustee who shall initially be Geoffrey L. Berman of Development Specialists, Inc.

     2. The Creditor Trustee shall receive, solely from the Creditor Trust, as compensation for its services to the Creditor Trust a portion of a total fee to be paid to the Creditor Trustee and Disputed Claims Reserve Agent of .5% of any and all distributions of Cash made from the Creditor Trust to the Holders of Allowed Class 3 Claims plus reimbursement of all out of pocket expenses as provided in the Creditor Trust Agreement.

     3. In the event of the resignation of the Creditor Trustee, a successor shall be selected by the Creditor Trust Beneficiary Representatives, subject to the approval of the Bankruptcy Court.

     4. The Creditor Trustee may perform any of its duties under this Plan, or under the Creditor Trust Agreement, by or through its agents or employees.

     5. The Creditor Trustee shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder of a Class 3 Claim with any credit or other information with respect to the Debtor or Sizzler USA.

     6. Monies delivered to the Creditor Trust for the benefit of the Disputed Class 3 Claims shall be distributed to the Disputed Claims Reserve Escrow Account. Monies received by the Creditor Trust pursuant to the enforcement of any Guarantee or foreclosure upon any Sizzler USA Trust Deed shall be invested prior to Distribution at the reasonable discretion of the Creditor Trust Beneficiary Representatives provided, however, that such monies must be invested in accordance with Section 6.1.2 of the Creditor Trust Agreement.

     7. On December 1, 1997, and at any time thereafter if the Creditor Trustee holds Cash available for immediate Distribution in any amount equal to or greater than 15% of the aggregate unpaid amount of Allowed Claims, or upon the direction of the Creditor Trust Beneficiary Representatives, the Creditor Trustee shall make Distributions to the Holders of Allowed Class 3 Claims as soon as practicable, consistent with the terms of this Plan provided, however, that the Creditor Trustee shall make the distributions required under Section
4.1.4 of the Creditor Trust Agreement.

     8. The Creditor Trustee shall reconvey any Sizzler USA Trust Deed upon receipt of all Net Proceeds of the proposed disposition of the Other Property prior to a default of the Debtor's or Sizzler USA's obligations to the Holders of Class 3 Claims under this Plan, or if, in the Creditor Trustee's reasonable opinion, the Net Proceeds are either (i) reasonably equivalent to the value of the Other Property or (ii) sufficient to cure the default of the Debtor's or Sizzler USA's obligations under the Plan.

     9. The Creditor Trustee shall use all diligent effort to liquidate the Designated Properties prior to December 1, 1997 in a manner consistent with the Creditor Trustee's duty to maximize the amount of Net Proceeds.

     10. With respect to any acts or approvals which are not required of the Creditor Trustee under this Plan, the Creditor Trustee may at all times act (a) in accordance with its own business judgement, or (b) in accordance with the instructions of the Holders of fifty-one percent (51%) of the remaining unpaid

Allowed Class 3 Claims with respect to certain actions and in accordance with the instructions of the Holders of sixty six and two-thirds percent (66 2/3%) of the remaining unpaid Allowed Class 3 Claims with respect to other actions, as set forth in the Creditor Trust Agreement. The Creditor Trustee may at any time request instructions from the Holders of Class 3 Claims with respect to any discretionary actions or approvals under the terms of this Plan, the Guarantees or the Sizzler USA Trust Deeds and the Creditor Trustee shall be absolutely entitled to refrain from taking any discretionary action or to withhold any discretionary approval and shall not be under any liability whatsoever to any Person for refraining from any discretionary action or withholding any discretionary approval.

     11. To the extent the Creditor Trustee requests instructions with respect to discretionary acts or approvals, the Creditor Trustee shall be entitled to rely upon any written notices, statements, certificates, orders or other documents believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person. The Creditor Trustee shall also be entitled to rely upon the advice of legal counsel, independent accountants and other experts selected by it in its sole discretion.

     12. In the event (i) monies are held by the Disputed Claims Escrow Agent in respect of a Disputed Claim, (ii) the Debtor's objection to such Disputed Claim is sustained, and (iii) all other Allowed Class 3 Claims have been satisfied in full pursuant to the terms of this Plan, then (iv) the Creditor Trustee shall promptly return all undisbursed funds to Sizzler USA.

     13. The Creditor Trustee shall reconvey or terminate the Sizzler USA Trust Deeds, the Sizzler USA Security Agreement, the SRI Security Agreement and the Stock Pledges, upon the payment of all Creditor Trust Payments required under this Plan. In addition, the Creditor Trustee shall reconvey or terminate the pledge of the Franchisee Notes, and shall return the Franchisee Notes to the Debtor, upon receipt of Franchisee Note Payments equal to the Effective Date Advertising Fund. The Creditor Trust shall terminate upon the payment in full of all Distributions required under Plan to the Holders of Class 3 Claims.

     14. In the event of any inconsistency between the provisions of this Plan and the Creditor Trust Agreement, the language of this Plan shall be controlling.

     15. The Creditor Trustee shall file periodic reports, at least every 180 days following the Effective Date, setting forth, among other things, the receipts and disbursements during the applicable 180 day period and the status of further distributions to Class 3 Creditors and to the Disputed Claims Reserve Escrow Account. Such periodic reports will be served upon such parties as the Bankruptcy Court deems appropriate.

C.   DISPUTED CLAIMS ESCROW ACCOUNT ESTABLISHMENT, ADMINISTRATION, TERMINATION
     -------------------------------------------------------------------------
     AND DISPUTED CLAIMS RESERVE ESCROW AGENT DUTIES.
     -----------------------------------------------

     1. The Disputed Claims Reserve Escrow Account shall be established on the Effective Date and administered by the Disputed Claims Reserve Escrow Agent who shall initially be Geoffrey L. Berman of Development Specialists, Inc.

     2. The Disputed Claims Reserve Escrow Agent shall receive, solely from the Creditor Trust, as compensation for its services its portion of the fee otherwise paid to the Creditor Trustee (.5% of any and all distributions of Cash made from the Creditor Trust to the Holders of Allowed Class 3 Claims) plus reimbursement of all out of pocket expenses as provided in the Disputed Claims Reserve Escrow Agreement.

     3. In the event of the resignation of the Disputed Claims Reserve Escrow Agent, a successor shall be selected by the Creditor Trust Beneficiary Representatives, subject to the approval of the Bankruptcy Court.

     4. The Disputed Claims Reserve Escrow Agent may perform any of its duties under this Plan, or under the Disputed Claims Reserve Escrow Agreement, by or through its agents or employees.

     5. The Disputed Claims Reserve Escrow Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder of a Class 3 Claim with any credit or other information with respect to the Debtor or Sizzler USA.

     6. Monies delivered to the Disputed Claims Reserve Escrow Agent for deposit into the Disputed Claims Reserve Escrow Account shall be invested by the Disputed Claims Reserve Escrow Agent at the instruction of the Creditor Trust Beneficiary Representatives provided, however, that such monies must be invested in accordance with the Disputed Claims Reserve Escrow Agreement.

     7. The Disputed Claims Reserve Escrow Agent shall be entitled to rely upon the advice of legal counsel, independent accountants and other experts selected by it in its sole discretion.

     8. In the event (i) monies are held by the Disputed Claims Reserve Escrow Agent in respect of a Disputed Claim, (ii) the Debtor's objection to such Disputed Claim is sustained, and (iii) all other Allowed Class 3 Claims have been satisfied in full pursuant to the terms of this Plan, then (iv) the Disputed Claims Reserve Escrow Agent shall promptly return the monies held in the Disputed Claims Reserve Escrow Account and all other undisbursed funds to Sizzler USA.

     9. In the event of any inconsistency between the provisions of this Plan and the Disputed Claim Reserve Escrow Agreement the language of this Plan shall control.

     10. If a Disputed Claim is not resolved prior to the Effective Date, the Debtor, Sizzler USA or the Creditor Trust Beneficiary Representatives may file a request: (1) that the Bankruptcy Court determine, by estimating the Claims or otherwise, that an amount less than the amounts of the Disputed Claims is to be used for calculating the amounts to be placed in the Disputed Claims Reserve Escrow Account for certain Disputed Claims or anticipated Disputed Claims pending resolution of such Claims or further Bankruptcy Court order; and (2) that the Bankruptcy Court confirm that the amount of the Disputed Claim so determined also is to be used for calculations as among Disputed Claims.

     11. From and after the Effective Date, the Debtor, the Creditor Trust Beneficiary Representatives or the Creditor Trustee may periodically file requests that the Bankruptcy Court confirm, determine, supplement or amend prior determinations of the amounts to be used for calculating the amounts to be placed in the respective reserve for Disputed Claims (which determinations may require estimations of certain Claims).

     12. After the Effective Date, the Debtor, Sizzler USA and the Creditor Trust Beneficiary Representatives shall be the only

Persons with authority to object to Claims against the Debtor. Any objections to Claims and Interests must be filed with the Bankruptcy Court on or before the later of (a) November 20, 1997, (b) 120 days after service of the proof of claim on Debtor's counsel in this Case or (c) if such proof of claim was not served on counsel for the Debtor, 120 days after a copy of such proof of claim was delivered to counsel for the Debtor from the Bankruptcy Court.

     13.  Notwithstanding all references to Allowed Claims in this Plan, in
          -------------------------------------------------------------
undertaking the calculations concerning Allowed Claims or Administrative Claims under this Plan in connection with the determination of the amount of Distributions due to the Holders of Allowed Claims and Administrative Claims, each Disputed Claim (or anticipated Claim which, if and when filed, will become a Disputed Claim) will be treated as if it were an Allowed Claim or authorized Administrative Claim, unless the Bankruptcy Court has previously estimated the Claim at a lower amount as set forth above.

     14. The Debtor will establish an Administrative and Priority Claims Reserve for Disputed Priority Tax Claims and projected or actual Administrative Claims which have not been Allowed by the Bankruptcy Court. Additionally, the Disputed Claims Reserve Escrow Agent will maintain a Disputed Claims Reserve Escrow Account for Class 3 Claims which are disputed by the Debtor, the Creditor Trust Beneficiary Representatives, or another party in interest entitled to object but which have not been Allowed. Inasmuch as Class 4 Damage Claims are covered by the Policies, no reserves will be established for Disputed Class 4 Claims. The Distributions due in respect of Administrative Claims and Disputed Claims based on the calculations required by this Plan will be reserved for the Holders of Disputed and Administrative Claims and deposited in the appropriate Disputed Claims reserve.

     15. The Disputed Claims Reserve Escrow Account shall be designated as an escrow account and is intended to be treated as a separate entity, for taxation purposes. The Disputed Claims Reserve Escrow Agent will direct the escrow holder to invest the funds in the Disputed Claims Reserve Escrow Account in appropriate interest bearing accounts. Any tax upon any income earned by the Disputed Claims Reserve Escrow Account will be paid solely from the assets of the Disputed Claims Reserve Escrow Account.

     16. After an objection to a Disputed Claim is withdrawn or determined by Final Order or settled pursuant to a Bankruptcy Court order, the Distributions due on account of any Claim will be paid by the appropriate Person hereunder. Such Distribution will be made no later than the time provided in this Plan for the next payment of Claims of the Class or type of the Claim of such Holder and, if there is no such further scheduled time, within forty-five (45) days of the date the Disputed Claim becomes an Allowed Claim or authorized Administrative Claim.

     17. For Disputed Claims which, if Allowed, would have been Claims in Class 3, after an objection to such a Disputed Claim is sustained in whole or in part by a Final Order, any amount held in the Disputed Claims Reserve Escrow Account in respect of the particular Disputed Claim in excess of the Distributions due on account of any resulting Allowed Claim will be held for Pro Rata payment to other members of Class 3, which payment will be made at the time of, and applied against, the next scheduled payment for

Holders of Class 3 Claims.

D.   INDEMNIFICATION OF CREDITOR TRUSTEE AND DISPUTED CLAIMS RESERVE ESCROW
     ----------------------------------------------------------------------
     AGENT/EXPENSES UPON DEFAULT.
     ---------------------------

     1. The Creditor Trustee, Disputed Claims Reserve Escrow Agent, Creditor Trust Beneficiary Representatives and respective professionals shall have no liability to any Holder of any Class 3 Claim, the Debtor, or Sizzler USA absent gross negligence or intentional misconduct and none of such entities or the Creditor Trust shall have no liability to the U.S. Trustee on account of fees pursuant to 28 U.S.C. (S) 1930.

     2. Prior to a default by the Debtor or Sizzler USA of their obligation to make the required Creditor Trust Payments under this Plan, the Debtor and Sizzler USA shall jointly and severally indemnify the Creditor Trustee and the Dispute Claim Reserve Escrow Agent and hold the Creditor Trustee and the Disputed Claim Reserve Escrow Agent harmless from and against all costs, expenses, reasonable counsel fees, claims and liabilities solely relating to any actions brought by the Holders of Class 3 Claims against the Creditor Trustee which do not arise from the gross negligence, willful misconduct, or breach of this Plan, the Creditor Trust Agreement by the Creditor Trustee, or the Disputed Claims Reserve Escrow Agreement by the Disputed Claims Reserve Escrow Agent.

     3. The Debtor, Sizzler USA and Sizzler USA Holdings shall jointly and severally indemnify the Creditor Trustee, and the Disputed Claims Reserve Escrow Agent, Creditor Trust Beneficiary Representatives and each of their respective professionals hereunder and hold the Creditor Trustee, and the Disputed Claims Reserve Escrow Agent and the Creditor Trust Beneficiary Representatives and each of their respective professionals harmless from and against all costs, expenses, reasonable counsel fees, claims and liabilities (collectively, "Costs") arising out of or resulting from any action of the Creditor Trustee or the Disputed Claims Reserve Escrow Agent following a default by the Debtor or Sizzler USA of their obligation to make the required Creditor Trust Payments under this Plan, provided, however, that this indemnity shall not apply to any Costs arising out of the gross negligence or willful misconduct. This indemnity shall survive the payment of all amounts owing to the Holders of Class 3 Claims under this Plan.

                                   ARTICLE VI

             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
             -----------------------------------------------------

A.   ASSUMPTION.
     ----------

     To the extent any such contracts or leases remain executory or unexpired on the Effective Date, the executory contracts and unexpired leases listed on Exhibits "E", "F", "N", "O" and "P" to this Plan shall be deemed assumed as of the Effective Date and the amounts, if any, which are necessary to cure defaults (if any) under such executory contracts and unexpired leases pursuant to Bankruptcy Code (S) 365 shall be as identified on the applicable Exhibit. Additionally, all Franchise Agreements not previously terminated by the Debtor shall be deemed assumed on the Effective Date, including, without limitation Franchise Agreements for the restaurants included in Exhibit "P" to this Plan. The Debtor is not in default under any Franchise Agreement and no amount is necessary to cure any defaults in order to assume any Franchise Agreement unless ordered by the Bankruptcy Court at Confirmation. The Debtor reserves the right to amend Exhibits "E", "F", "N", "O" and "P" or elect to reject a Franchise Agreement at any time prior to the Confirmation Date. Confirmation of the Plan will not constitute an assumption of the licensing agreements with NDA Enterprises, Inc. ("NDA") or its successors-in-interest, if any. Nothing in the Plan or the Confirmation Order shall impair or otherwise affect NDA's right, if any, to claim a default under its licensing agreements, its filed claim, or its alleged right to payment under the Plan, until the Court makes a final determination of such rights in connection with the Debtor's objections to NDA's claim. Likewise, nothing in this Plan or the Confirmation Order shall impair or otherwise affect the Debtor's rights to assert claims or offsets against NDA or its principals or to assert any valid defenses or counterclaims to claims asserted by NDA or its principals. Any provision in the Plan which is inconsistent with this provision will be superseded by this provision. A reference on Exhibits "E", "F", "N", and "O" to a type or class of executory contract or unexpired lease shall constitute an assumption of all executory contracts with such Person included within such type or class, as all such contracts and unexpired leases with a particular contracting party may have been amended or modified. A reference to any Sizzler restaurant number or location on Exhibit "P" shall constitute an assumption of all executory license, franchise, advertising and other agreements between the Debtor and the Franchisee of such location concerning such Sizzler restaurant, as all such contracts may have been amended or modified. The Confirmation Order shall constitute an order of the Bankruptcy Court (a) approving the assumption of the executory contracts and unexpired leases listed on Exhibits "E", "F", "N", "O" or "P" to this Plan; (b) fixing the "cure" amount with respect to such defaults by the Debtor under such contracts prior to Confirmation, and (c) establishing that the Debtor (rather than any Affiliate) is the contracting party under such contract or lease. In the event that the non-debtor party to an assumed executory contract or unexpired lease does not timely object, the Confirmation Order shall be binding on such Person as to (a) the amount of any default under such contract or lease and (b) as to whether the Debtor (rather than any Affiliate) is the contracting party under such contract or lease. The absence of a cure amount on Exhibit "E", "F", "N", "O" or "P" relating to any executory contract manifests the Debtor's position that no amount is owing by the Debtor under such contract. Any monetary amounts found by the Bankruptcy Court to be in default shall be satisfied, pursuant to Bankruptcy Code (S) 365(b), by payment by the Debtor of the default amount in Cash not later than thirty (30) days following the Effective Date. Notwithstanding the foregoing, the Debtor is negotiating with parties to executory contracts (but not unexpired leases) regarding payment of any cure amounts through the Creditor Trust, on the same terms as all other Class 3 Claims. It is likely that unless a party to an executory contract agrees to accept payment of its cure amount through the Creditor Trust over time, the Debtor will amend the applicable exhibit to reflect its decision to reject such executory contract. In the event of any dispute concerning any conditions to assumption of an executory contract or unexpired lease established by Bankruptcy Code (S) 365, the cure payments with respect to such contract or lease required by the Bankruptcy Code shall be made only following the entry of a Final Order resolving the dispute.

B.   REJECTION.
     ---------

     Except as otherwise provided herein, on the Effective Date, all executory contracts and leases to which the Debtor or the Estate was a party on or prior to Confirmation, and which have not been assumed by the Debtor or assumed by the Debtor and assigned to a third party or the Creditor Trust pursuant to Bankruptcy Code (S) 365, will be rejected pursuant to Bankruptcy Code (S)(S) 365 and 1123, to the extent, if any, that such contract or lease constitutes an executory contract or unexpired lease. The Debtor does not concede that any contract or lease not listed on Exhibits "E", "F", "N", "O" or "P" hereto constitutes an executory contract or unexpired lease or that the Debtor has any
liability thereunder.   The Confirmation Order will constitute an order of the
Bankruptcy Court approving all such rejections, pursuant to Bankruptcy Code (S) 365, as of the date of Confirmation.

C.   CLAIMS ARISING FROM REJECTION OF CONTRACTS.
     ------------------------------------------

     Any Claim for damages arising from the rejection hereunder or under Bankruptcy Code (S) 365 of an executory contract or unexpired lease of the Debtor that has not been assumed pursuant to a prior order of the Bankruptcy Court, pursuant to this Plan or under Bankruptcy Code (S) 365: (1) will be determined and Allowed or disallowed under Bankruptcy Code (S) 502(g), and, to the extent Allowed, will be classified in the appropriate Class; and (2) will be unenforceable against the Debtor, the Creditor Trustee or the Estate and their respective property and will be forever barred from receiving any Distribution under this Plan unless a proof of such Claim is filed prior to the later of (1) the Claims Bar Date and (2) the first business day that is thirty (30) days after the entry of an order rejecting an executory contract or unexpired lease. Notwithstanding the rejection of any executory contract or unexpired lease at any time during this Case, the Debtor reserves all rights and defenses which the Debtor or Estate may have or have had against the other parties to such contracts and leases.

D.   SPECIAL PROVISIONS CONCERNING FRANCHISEES.
     -----------------------------------------

     1. On or about February 28, 1997, the Debtor entered into the Franchise Letter of Intent with the Franchise Committee./1/ All of the terms and conditions of the Franchise Letter of Intent are binding on the Debtor. The provisions of the Franchise Letter of Intent that are implemented through, or in connection with, this Plan are described below. Pursuant to the Franchise Letter of Intent, Qualified Franchises entered into the Model Royalty Release/Relief Agreement and executed Franchisee Notes, both of which are subject to Confirmation of a Plan not materially inconsistent with the Franchise Letter of Intent.

     2. At the election of any Qualified Franchisee, as of the Effective Date (and subject to any necessary regulatory approvals), the Debtor will terminate its existing Franchise Agreement and enter into the Model Franchise Agreement for the remaining term of such Qualified Franchisee's existing Franchise Agreement term or, at the Debtor's option, the Debtor will enter into a material modification of such Qualified Franchisee's existing Franchise Agreement to include the material terms of the Model Franchise Agreement for the term of the existing Franchise Agreement. Such option must be exercised by the Qualified Franchisee in writing to

--------------
/1/ To the extent of any inconsistency between this Plan and the Franchise Letter of Intent, the terms of this Plan will control.

the Debtor not later than thirty (30) days following the Effective Date.

     3. Provided that Franchisees with respect to 150 or more "Sizzler" restaurant locations in the United States of America (or such lesser number as the Debtor may, in its sole discretion, decide to accept) agree to become Qualified Franchisees no later than the conclusion of the hearing on the adequacy of the Disclosure Statement (which deadline may be extended by the Debtor to a date no later than the conclusion of the hearing on Confirmation of this Plan), the Debtor will amend the then existing Franchise Agreement of any Qualified Franchisee as set forth below; provided, however, that such amendment
                                         --------  -------
will only be made if the term of such Franchise Agreement expires before June 30, 2007, the term of such Qualified Franchisee's lease extends after the term of such Qualified Franchisee's Franchise Agreement and the Qualified Franchisee so elects. Pursuant to such amendment, as of the Effective Date, the Debtor will extend the term of each such Franchise Agreement to the earlier of (i) June 30, 2007 or (ii) the date on which such Qualified Franchisee's valid legal right to possession of the premises of the restaurant subject to its Franchise Agreement terminates. If on the Effective Date a Qualified Franchisee does not have valid legal right to possession of the premises of the restaurant subject to its Franchise Agreement for a period that extends after the termination of its Franchise Agreement, but before the expiration of such Franchise Agreement, the Qualified Franchise obtains valid legal right to possession of such premises for a longer period, then upon receipt of proof of such Qualified Franchisee's right to possession, and if the Qualified Franchisee so elects, the Debtor will amend such Qualified Franchisee's Franchise Agreement so that the term is extended to the earlier of
(i) June 30, 2007 or (ii) the date on which such Qualified Franchisee's valid legal right to possession of the franchised restaurant premises terminates. In no event shall any Franchise Agreement be extended pursuant to this provision to a date later than June 30, 1007, and no other term of a Franchise Agreement will be amended, except as otherwise set forth herein.

                                  ARTICLE VII

                        MEANS FOR IMPLEMENTATION OF PLAN
                        --------------------------------

A.   EFFECTIVE DATE TRANSACTIONS.
     ---------------------------
     As soon as practicable on or following the Effective Date, the following shall occur in implementation of this Plan:

     1.   INCORPORATION OF SIZZLER USA HOLDINGS AND SIZZLER USA AND SIZZLER
          -----------------------------------------------------------------
INTERNATIONAL MARKS.  Each of Sizzler USA Holdings, Sizzler USA and Sizzler
-------------------
International Marks shall be formed under Delaware corporate law. All issued and outstanding stock of Sizzler USA Holdings shall be owned by SII. All issued and outstanding stock of the Debtor and Sizzler USA shall be owned by Sizzler USA Holdings.

     2.   TRANSFER OF INTEREST IN THE DEBTOR.  The Interest of CFI Pty in the
          ----------------------------------
Debtor shall be transferred to Sizzler USA Holdings.

     3.   ASSIGNMENT OF OTHER PROPERTIES/EXECUTION OF INTERCOMPANY LEASES.  The
          ---------------------------------------------------------------
Debtor shall transfer the Other Properties to Sizzler USA. Sizzler USA shall execute the Intercompany Leases in favor of the Debtor.

     4.   ASSIGNMENT OF INTERNATIONAL LICENSING ASSETS TO SIZZLER INTERNATIONAL
          ---------------------------------------------------------------------
MARKS.  The Debtor shall assign all International Licensing Assets (including
-----
the International Licensing Executory Contracts) to Sizzler International Marks.

     5.   CREATION OF CREDITOR TRUST/TRANSFER OF DEBT, DESIGNATED PROPERTIES AND
          ----------------------------------------------------------------------
TRUST CASH.  The Creditor Trust Agreement and related documents shall be
----------
executed and the Debtor shall transfer or collaterally assign (as provided herein) the Creditor Trust Secured Note, the Designated Properties, the Trust Cash, the Franchisee Notes and the Avoidance Actions to the Creditor Trust.

     6.   EXECUTION AND DELIVERY OF OTHER PLAN AGREEMENTS.   Each Affiliate
          -----------------------------------------------
shall execute and deliver the Plan Agreements to which it is a party.

     7.   INTERNATIONAL LICENSING ASSETS PAYMENT.  Collins and CFI Pty or
          --------------------------------------
Sizzler International Marks shall make the International Licensing Assets
Payment.

     8.   CREDITOR TRUST EXPENSE CONTRIBUTION.  On the Effective Date, the
          -----------------------------------
Debtor shall make the Creditor Trust Expense Contribution.


     9.   COLLATERAL ASSIGNMENT OF FRANCHISEE NOTE PAYMENTS.  The Debtor shall
          -------------------------------------------------
collaterally assign its right to Franchisee Note Payments to the Creditor Trustee in accordance with Section V.A. 3 of this Plan.

     10.  ASSIGNMENT OF SII EXECUTORY CONTRACTS.  SII shall assign the SII
          -------------------------------------
Assigned Contracts to the Debtor.

     11.  CORPORATE GOVERNANCE.  On the Effective Date, the Debtor's existing
          --------------------
articles of incorporation and bylaws shall remain as currently in effect, except for the inclusion of a prohibition on the issuance of non-voting equity securities. Sizzler USA's articles shall also provide for a prohibition on the issuance of non-voting securities.

     12.  CONTINUATION OF RETIREE BENEFITS.  All retiree benefits, as that term
          --------------------------------
is defined in Bankruptcy Code (S) 1114, shall continue after the Effective Date in accordance with applicable provisions of the Bankruptcy Code.

B.   GLOBAL INTERESTATE SETTLEMENT.
     -----------------------------

     The Plan incorporates a motion pursuant to Bankruptcy Rule 9019(a) for approval of a global interestate settlement described below (the "Global Interestate Settlement"). Pursuant to the Global Interestate Settlement, the Debtor will sell the International Licensing Assets to Sizzler International Marks in exchange for the International Licensing Asset Payment. The Debtor and the Committee, which includes representatives from both the Debtor's and SII's estate, agreed to this sale and payment in exchange for the release of all intercompany claims between the Debtor and its direct and indirect subsidiaries, on the one hand, and SII and the direct and indirect subsidiaries of CFI Pty, on the other hand, on account of, inter alia, the allocation of overhead between
                               ----- ----
related Affiliates, the licensing of trademarks between Affiliates, the commingling of cash of Affiliates, and the making of intercompany advances or loans between Affiliates.

C.   DISTRIBUTIONS AND PLAN FUNDING.
     ------------------------------

     1.   SOURCES OF PLAN FUNDING.  Such funding as may be necessary to fully
          -----------------------
execute this Plan will be provided from the Debtor's available Cash on the Effective Date, the post-Effective Date operations of the Debtor (including royalties) and Sizzler

USA, the operations of the Debtor's Affiliates, the International Asset Payment and, for Class 4 Claims only, the Coverage.

     2.   THE ADR.  The Debtor, together with SII, Collins, Buffalo Ranch and
          -------
Tenly, requested that the Bankruptcy Court establish the ADR for the liquidation and payment of Damage Claims. The ADR will be implemented during the Case pursuant to a preliminary injunction but will continue after Confirmation. The Confirmation Order shall include a permanent injunction implementing the ADR as set forth at page ___. It is anticipated that, under the ADR, each Damage Claim will be subjected to a process designed to produce a settlement with respect to such Claim. If the process does not result in a settlement, the Holder of a Damage Claim may then seek relief from the Bankruptcy Court to pursue the Claim in an appropriate non-bankruptcy forum.

     3.   ROUNDING OF AMOUNTS.   Notwithstanding anything to the contrary in
          -------------------    -------------------------------------------
this Plan, or any Plan Agreement, any Person responsible for Distribution of
---------
funds under this Plan or any Plan Agreement may round all amounts for Distributions of Cash hereunder to Holders of Allowed Claims or Administrative Claims to the nearest whole dollar amount.

     4.   NAME AND ADDRESS OF HOLDER.  For purposes of all Distributions under
          --------------------------
this Plan or any Plan Agreement, the Debtor or other Person responsible for such Distributions will be entitled to rely on the name and address of the Holder of each Allowed Claim or Interest as shown on any timely filed proof of Claim and, if none, as shown on the Schedules, except to the extent that the payor first receives adequate written notice of a transfer or change of address, properly executed by the Holder or its authorized agent.

     5.   UNCLAIMED PROPERTY.  Any Cash or other property which is unclaimed for
          ------------------
one hundred eighty (180) days after the Distribution was sent by mail to the last known mailing address of the Person entitled thereto as provided in this Plan will be deemed paid to such entitled Person, for the purpose of determining that Person's rights. Any Person that does not claim its Distribution within one hundred eighty (180) days will receive no future Distribution under the plan. Unclaimed Property resulting from a Distribution to the Holder of a Claim in Class 3 will be held by the Creditor Trustee for Pro Rata payment to other members of Class 3, which payment will be made at the time of the next scheduled payment for Class 3 Claims.

     6.   DE MINIMIS DISTRIBUTIONS/RETURN OF UNDISTRIBUTED FUNDS.
          ------------------------------------------------------
Notwithstanding anything to the contrary contained in this Plan, no Person need
---------------------------------------------------------------
disburse Cash to the Holder of an Allowed Claim if the amount of Cash otherwise due is less than Five Dollars ($5.00). Cash not so distributed may be reserved for the Claim Holder until in excess of Five Dollars ($5.00) is owed such Claim Holder. When and if the Creditor Trustee determines in good faith that nothing more is due hereunder to the Holders of Class 3 Claims, then such undisbursed funds will be promptly returned by the Creditor Trustee to the Debtor.

D.   SERVICES BY AND FEES FOR PROFESSIONALS.
     --------------------------------------

     1.   SERVICES BY PROFESSIONALS AND CERTAIN PARTIES AFTER THE EFFECTIVE
          -----------------------------------------------------------------
          DATE.
          ----

          The Debtor and the Committee retained professionals who provided services and incurred expenses during the Bankruptcy Case. After the Effective Date, it is anticipated that the professionals retained by the Debtor and the Committee will be among the Persons assisting in the effectuation of this Plan. Specifically, PSZ&Y will continue to represent the Debtor and Latham & Watkins will represent the Creditor Trustee following the Effective Date. Inasmuch as there is a unity of interests, the Creditor Trustee and the Creditor Trust Beneficiary Representatives may engage the same counsel. PSZ&Y and Latham & Watkins will file employment applications for all services to be performed following the Effective Date. Any other professionals employed by (i) the Debtor in connection with the effectuation of the Plan, (ii) the Creditor Trustee or (iii) the Creditor Trust Beneficiary Representatives, following the Effective Date, will be required to have their respective employment approved by the Bankruptcy Court. Employment of Professionals employed by the Debtor in the ordinary course of business will not be subject to Bankruptcy Court approval.

     2.   FEES FOR PROFESSIONALS AND CERTAIN PARTIES.
          ------------------------------------------

          a.   PRIOR TO THE EFFECTIVE DATE.
               ---------------------------

          (1) GENERALLY.  Fees and expenses for the professionals retained by
              ---------
the various committees appointed in the Case or the Debtor for services rendered and costs incurred after the Petition Date and prior to the Effective Date, will be fixed by the Bankruptcy Court after notice and a hearing and such fees and expenses will be paid (less deductions for any and all amounts thereof already paid to such Persons) after approval by the Bankruptcy Court to the extent so approved and as provided in this Plan.

          b.   FROM THE EFFECTIVE DATE.
               -----------------------

          After the Effective Date the Debtor will be responsible only for payment of fees and expenses incurred by its professionals. Any fees or expenses incurred by the Creditor Trust Beneficiary Representatives, the Disputed Claims Reserve Escrow Agent or Creditor Trustee shall be borne by the Creditor Trust. Fees owing for services rendered and costs incurred and owing on and after the Effective Date and prior to the entry of a final decree by the professionals retained by the Creditor Trustee, Creditor Trust Beneficiary Representatives, Disputed Claims Reserve Escrow Agent or the Debtor's professionals will be paid, from (i) the Debtor's operating capital, for the Debtor's professionals, and (ii) the Creditor Trust, for expenses of the Creditor Trustee, Creditor Trust Beneficiary Representatives or Disputed Claims Reserve Escrow Agent. Fees and expenses for the Creditor Trustee, Creditor Trust Beneficiary Representatives or Disputed Claims Reserve Escrow Agent will be paid twenty (20) days after submission of a bill to the Creditor Trustee (with a copy to the Debtor, Disputed Claims Reserve Escrow Agent, and the Creditor Trust Beneficiary Representatives), if there is no objection within such time. Fees and Expenses for the Debtor's professionals will be paid 20 days after submission of a bill to the Debtor (with a copy to the Creditor Trustee, Disputed Claims Reserve Escrow Agent and Creditor Trust Beneficiary Representatives), if there is no objection within such time. If there is such an objection, the fees and expenses will be fixed by the Bankruptcy Court after notice and a hearing. The Bankruptcy Court will retain jurisdiction until the Case is closed, to determine disputed post-Effective Date fees of professionals.

E.   CREDITOR TRUST BENEFICIARY REPRESENTATIVES.
     ------------------------------------------

     Following Confirmation of this Plan, the Creditor Trust

Beneficiary Representatives will be appointed and will, among other things, have the right to direct the Creditor Trustee to make Distributions to Class 3 Creditors and to exercise remedies under the Creditor Trust Agreement. Any time after the Effective Date, the Creditor Trust Beneficiary Representatives may appoint a representative to act on their behalf, who may be the Creditor Trustee, by so advising the Debtor and thereupon the members of the Creditor Trust Beneficiary Representatives will be released and discharged from all rights and duties arising from or related to the Bankruptcy Cases. The Creditor Trust Beneficiary Representatives will be automatically relieved of further duties four (4) years from the Effective Date, provided the Debtor has made all required Creditor Trust Payments, unless otherwise ordered by the Bankruptcy Court.

F.   LITIGATION.
     ----------

          a. The Debtor or its Affiliates may commence or advance any Litigation following the Effective Date other than an Avoidance Action.

          b. Except as otherwise set forth in this Plan, the Debtor or its Affiliates may, but will not be required to, set off against any Claim and the Distributions to be made pursuant to this Plan in respect of such Claim, any Litigation it may have against the Holder of the Claim, but neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release of any such Litigation, setoff or recoupment which the Debtor or Sizzler USA may have against such Holder.

          c. Unless Litigation against a Creditor or other person is expressly waived, relinquished, released, compromised or settled in this Plan or in a Final Order, all rights with respect to such Litigation are reserved and the Debtor or Sizzler, USA may pursue such Litigation.

          d. The Creditor Trust Beneficiary Representatives may pursue, on behalf of the Creditor Trust, any Avoidance Actions of the Estate provided, however, that the expense of any such litigation shall be payable only by the Creditor Trust. Any such Avoidance Action shall be filed no later than December 1, 1997. Any recoveries of such Litigation shall be payable to the Creditor Trust for distribution to the Holders of Class 3 Claims in accordance with
Article V. of this Plan and the Creditor Trust Agreement.

                                  ARTICLE VIII

                                  MODIFICATION
                                  ------------

     Pursuant to the provisions of Bankruptcy Code (S) 1127, the Debtor reserves the right to modify or alter the provisions of this Plan at any time prior or subsequent to Confirmation.
                                   ARTICLE IX

                             EFFECT OF CONFIRMATION
                             ----------------------

A.   BINDING EFFECT OF CONFIRMATION.
     ------------------------------

     Confirmation will bind the Debtor, all Creditors, Interest Holders and other parties in interest to the provisions of this Plan whether or not the Claim or Interest of such Creditor or Interest Holder is impaired under this Plan and whether or not such Creditor or Interest Holder has accepted this Plan.

B.   VESTING OF ASSETS FREE AND CLEAR OF LIENS, CLAIMS AND INTERESTS.
     ---------------------------------------------------------------

     1.   Upon the Effective Date, title to all Assets and property

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

of the Debtor shall vest free and clear of all liens, Claims and interests of any Person (except as expressly provided in this Plan) in the following Persons:

Persons                       Property
-------                       --------

Creditor Trust:               Designated Properties
                              Trust Cash
                              Avoidance Actions
                              Collateral Assignment of Franchisee Note Payments

Sizzler USA Restaurants       All other assets of the Estate
Inc. (formerly, SRI):         including, pursuant to Bankruptcy Code (S)
                              1123(b)(iii)(B), each and every claim, demand or cause of action which the Debtor had or had power to assert immediately prior to Confirmation; SII
                              Assigned Contracts

Sizzler International Marks:  International Licensing Assets

Sizzler USA:                  The Other Properties including all Sizzler USA
                              Assigned Leases
                              The Collins Real Estate

Sizzler USA Franchise:        Domestic Licensing Assets and Franchise Agreements

     2. Thereafter, the Debtor, the Creditor Trust, Sizzler USA, Sizzler USA Franchise or Sizzler International Marks, as the case may be, will hold these assets without further jurisdiction, restriction or supervision of the Bankruptcy Court, except as expressly provided in this Plan.

     3. Notwithstanding anything in this Plan to the contrary, the transfer of leases, contracts or other assets from SRI to Sizzler USA or Sizzler USA Franchise is not intended to and shall not release SRI from liability on account of such leases, contracts or other assets. Without limiting the generality of the foregoing, notwithstanding the provisions of Bankruptcy Code (S) 365(k) to the contrary, SRI's obligations to Franchisees under domestic Franchise Agreements will not be altered or diminished in any manner by reason of the transfer of domestic Franchise Agreements to Sizzler USA Franchise.

C.   NO LIMITATIONS ON EFFECT OF CONFIRMATION.
     ----------------------------------------

     Nothing contained in this Article IX will limit the effect of Confirmation as described in Bankruptcy Code (S) 1141.

D.   CONTINUATION OF ADR - PERMANENT INJUNCTION FOR DAMAGE CLAIMS.
     ------------------------------------------------------------

     Notwithstanding Confirmation, the Holder of any Damage Claim that is unliquidated in amount must first exhaust the remedies in the ADR before making a request, from the Bankruptcy Court, to pursue liquidation of its Claim in an appropriate non-bankruptcy forum.

     The Plan provides that: "The Confirmation Order will constitute a permanent injunction (1) enjoining the Holders of Damage Claims from commencing, continuing or in any way pursuing their Claims, including but not limited to enjoining the Holders of Damage Claims from prosecuting their Claims against the Affiliated Debtors or their insurers in any manner other than as prescribed in the Plan and (2) requiring all Holders of Damage Claims to participate in the ADR prior to seeking relief from the Bankruptcy Code Section 1141(d) discharge injunction to pursue liquidation of their Claims in an appropriate nonbankruptcy forum."

E.   DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS.
     ------------------------------------------------

     The rights afforded under the Plan and the treatment of Claims under the Plan will be in exchange for and in complete satisfaction, discharge, and release of all Claims. Confirmation of the Plan shall discharge the Debtor from all Claims that arose before the Confirmation Date and all Claims of all kinds specified in Bankruptcy Code (S)(S) 502(g), (h) and (i), whether or not a proof of Claim is filed or deemed filed, a Claim based on such debt has accepted the Plan.

F.   JUDICIAL DETERMINATION OF DISCHARGE.
     -----------------------------------

     As of the Confirmation Date, except as provided in the Plan, all Persons shall be precluded from asserting against the Debtor any other or further Claims, debts, rights, causes of action, liabilities, or equity interests based on any act, omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date, and the Confirmation Order shall be a judicial determination of discharge of all Claims against the Debtor pursuant to Bankruptcy Code (S)(S) 524 and 1141, and shall void any judgment obtained or entered against the Debtor at any time, to the extent the judgment relates to discharged Claims.

G.   INJUNCTION.
     ----------

     As of the Confirmation Date, all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security Holder that is terminated pursuant to the Plan are permanently enjoined from taking any of the following actions on account of such discharged Claims, debts, or liabilities or terminated Interests or rights:
(a) commencing or continuing in any manner any action or other proceeding against the Debtor, Sizzler USA or any of their property, (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or other against the Debtor, Sizzler USA, Sizzler International Marks, or any of their property, (c) creating, perfecting or enforcing any lien or encumbrance against the Debtor, Sizzler USA, Sizzler International Marks, or any of their property, (d) asserting a right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor, Sizzler USA, Sizzler International Marks, or any of their property, and (e) commencing or continuing any action that does not comply with or is inconsistent with the provisions of the Plan.

H.   GOOD FAITH.
     ----------

     Confirmation of the Plan shall constitute a finding that: (i) this Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) the solicitation of acceptances or rejections of this Plan by all Persons and the offer, issuance, sale, or purchase, of a security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code. Accordingly, on the Effective Date each of the officers and directors of the Debtor, and the members of the Committee, Landlord Committee and Franchise Committee and each of their respective advisors and attorneys, effective as of the Effective Date, will be deemed exculpated by Holders of Claims against and Interests in the Debtor and other parties in interest to the Case, from any and all claims, causes of action and other assertions of liability (including, without limitation, breach of fiduciary duty), arising out of or related to the Debtor, the Case or the exercise by such entities of their functions as members of or advisors to or attorneys for any such individuals or committee or otherwise under applicable law, in connection with or related to the Case and the formulation, negotiation, preparation, dissemination, Confirmation and consummation of this Plan and any agreement, instrument or other document issued hereunder or related hereto.
This provision
will have no effect on liability for any act or omission of the officers and directors of the Debtor, the Holders of the Bank Claims, the members of the Committee, and the members of the Equity Committee and each of their respective advisors and attorneys to the extent that such act or omission is ultra vires or constitutes gross negligence or willful misconduct.

I.   SPECIAL TAX PROVISIONS.
     ----------------------

     Pursuant to Bankruptcy Code (S) 1146(c), the making or delivery of all instruments pursuant to and in connection with this Plan, will not be taxed under any law imposing a stamp tax or similar tax and the Debtor reserves the right to assert that any and all transfers of property during this case may be exempt from stamp tax pursuant to Bankruptcy Code (S) 1146(c).

                                   ARTICLE X

                          CONDITIONS TO EFFECTIVE DATE
                          ----------------------------

     Confirmation of this Plan is conditioned upon the events described below and, where applicable, the Bankruptcy Court entering the following orders and findings:

     A.   Trust Cash shall be a minimum of $2.5 million;

     B. All unexpired leases constituting Designated Properties shall have been assumed by the Debtor or assumed by the Debtor and assigned to a third party;

     C. Title to the Designated Properties shall have been transferred to the Creditor Trust;

     D.   The Collins Real Estate shall have been transferred to Sizzler USA;

     E. All Creditor Trust Payments to be made on the Effective Date pursuant to Article V(A) shall have been made;

     F. The collateral assignment of all Franchisee Notes pursuant to Article V(A) of the Plan shall have been completed in an amount not less than the Effective Date Advertising Fund;

     G.   The International Licensing Asset Payment shall have been made;

     H. SRI shall have assigned all International Licensing Assets (including the International Licensing Executory Contracts) to Sizzler International Marks;

     I.   The Creditor Trust Expense Contribution shall have been made;

     J. Each of the SII and all CFI Accounting Affiliates shall have affirmatively released the SRI Affiliates from all claims arising prior to the Effective Date with such release being held in trust pending the Effective Date and the Effective Date under the SII Plan;

     K.   The Effective Date in respect of the SII Plan shall have occurred;

     L. Other than as necessary to effectuate the terms of this Plan, SII shall have released any claims against Affiliated Debtors, other than Collins, and SII shall have waived any distribution from the Buffalo Ranch and Tenly bankruptcy cases; and

     M. Sizzler USA Holdings, Sizzler USA Franchise, Sizzler USA and Sizzler International Marks shall be formed under Delaware corporate law and the SII shall cause CFI Pty to transfer the stock of SRI to Sizzler USA Holdings. All issued and outstanding stock of Sizzler International Marks shall be owned by CFI Pty.

                                  ARTICLE XI

                             SUCCESSORS AND ASSIGNS
                             ----------------------

     This Plan and the provisions hereof will be binding upon the Debtor, Sizzler USA and either of their successors and assigns.

                                  ARTICLE XII

                           RETENTION OF JURISDICTION
                           -------------------------

     Notwithstanding Confirmation, the Bankruptcy Court will retain jurisdiction for all of the following purposes plus such other purposes as may be provided by the Bankruptcy Code:

     1.   The determination of the allowability and amount of Claims;

     2. The determination of requests for payment of Claims entitled to priority under Bankruptcy Code (S) 507(a)(1);

     3. The resolution of any disputes regarding the interpretation, enforcement, breach, performance and/or a default under this Plan;

     4. The interpretation, implementation, execution or consummation of the provisions of this Plan (and any dispute with regard thereto) and entry of orders in aid of consummation or enforcement of this Plan, including without limitation, appropriate orders to effect the provisions of this Plan and to protect the Debtor from Creditors' actions;

     5.   The modification of this Plan pursuant to Bankruptcy Code (S) 1127;

     6. The adjudication of any cause of action or claim for relief, including Avoidance Actions, brought by the Creditor Trust, the Debtor, or Sizzler USA, as appropriate;

     7. The consideration of requests by Holders of Damage Claims to liquidate their Claims in an appropriate non-bankruptcy forum in the event that such Holders of Damage Claims cannot resolve their Claims through the ADR;

     8.   The implementation of the ADR;

     9. Non-exclusive jurisdiction concerning the adjudication of disputes in respect of the Creditor Trust;

     10. The allowance of any post-Effective Date professional fees requiring Court allowance under this Plan;

     11.  The determination of cure amounts under Bankruptcy Code (S) 365; and

     12.  The entry of a final decree closing this Chapter 11 Case.

                                 ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------
A.   SEVERABILITY.
     ------------

     Should the Bankruptcy Court determine, prior to the Confirmation Date, that any provision of the Plan is illegal as written or as applied to any Claim or Interest, as the case may be, such provision shall be either unenforceable generally or as applied to such Claim or Interest. A determination of unenforceability shall in no respect limit or affect the enforceability and operative effect of any other provision of the plan or of that provision as applied to other Claims or Interests.

B.   FURTHER ASSURANCES.
     ------------------

     The Debtor will do and perform any and all acts and execute any and all documents (including without limitation, the execution of any financing statements, continuation statements or termination statements relating to Creditor Trust Collateral for filing under the provisions of the Uniform Commercial Code of any applicable jurisdiction) as may be reasonably requested by the Creditor Trustee or the Creditor Trust Beneficiary Representatives in order to effect the purposes of this Plan and the Creditor Trust.

C.   WITHDRAWAL OR REVOCATION OF THE PLAN.
     ------------------------------------

     The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor should revoke or withdraw the Plan, then the Plan shall be null and void, and nothing contained in the Plan shall constitute a waiver or release of any Claims by or against, or any Interests in the Debtor, or prejudice in any manner the rights of the Debtor or any Affiliate.

D.   HEADINGS.
     --------
     The heading of the Articles and sections of the Plan are for convenience only and shall in no way affect the interpretation of its provisions.

E.   SUCCESSORS AND ASSIGNS.
     ----------------------

     The rights, benefits and obligations of any Person referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and assigns of such Persons including Sizzler USA.

F.   RESTRICTION ON DIVIDENDS.
     ------------------------

     The Debtor shall make no dividends to the Holder of the Class 11 Interest before all Creditor Trust Payments have been paid in full hereunder.

G.   STATUTORY FEES.
     --------------

          All fees payable pursuant to 28 U.S.C. (S) 1930 shall be paid by the Debtor on or before the Effective Date; except that fees, if any, incurred pursuant to 28 U.S.C. (S) 1930(a)(6) shall be paid quarterly until the Case is dismissed, converted or closed.

                                  ARTICLE XIV

                              CONFIRMATION REQUEST
                              --------------------

     The Debtor hereby requests that the Bankruptcy Court confirm this Plan pursuant to Bankruptcy Code (S) 1129(a), and, if necessary, pursuant to Bankruptcy Code (S) 1129(b).

Dated: May 29, 1997               SIZZLER RESTAURANTS INTERNATIONAL,
                                  INC., a Delaware corporation


                                  By: /s/ Christopher R. Thomas
                                     ------------------------------
                                     CHRISTOPHER R. THOMAS
                                     President and Chief
                                     Financial Officer

PRESENTED BY:

PACHULSKI, STANG, ZIEHL & YOUNG, P.C.


By: /s/ Debra Grassgreen
   -----------------------------
     DEBRA GRASSGREEN
   Attorneys for Debtor and
   Debtor in Possession